UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CHINOOK THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

CHINOOK THERAPEUTICS, INC.

400 Fairview Avenue North, Suite 900

Seattle, WA 98109

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 9, 2023

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the 2023 Annual Meeting of Stockholders of Chinook Therapeutics, Inc. (the “Company”) will be held via a virtual meeting (the “2023 Annual Meeting”). You will be able to participate in and vote during the 2023 Annual Meeting via live webcast by visiting www.virtualshareholdermeeting.com/KDNY2023 on Friday, June 9, 2023, at 9:00 a.m., Pacific Time. It is important that you retain a copy of the control number found on the proxy card or voting instruction form, as such number will be required in order for stockholders to gain access to the virtual meeting.

We are holding the meeting for the following purposes, which are more fully described in the accompanying proxy statement:

1.

To elect two Class II directors, each to serve a three-year term through the 2026 Annual Meeting of Stockholders of the Company following this meeting and until a successor has been elected and qualified or until earlier resignation or removal;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023;

3.	To hold a non-binding advisory vote on the compensation of the Company paid by us to our named executive officers as disclosed in the proxy statement;

4.	To approve an Amended and Restated Certificate of Incorporation;

5.	To approve an amendment to the Company’s 2015 Equity Incentive Plan; and

6.	To transact such other business as may properly come before the 2023 Annual Meeting or any adjournment or postponement thereof.

The Board of Directors unanimously recommends that you vote for “FOR” Items 1-5 above. The proxy holders will use their discretion to vote on other matters that may properly come before the 2023 Annual Meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on April 17, 2023, are entitled to receive notice of, and to vote at, the meeting and any adjournments thereof.

For at least ten days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available upon request by any stockholder for any purpose relating to the meeting. Stockholders can request the list of stockholders through our investor relations website at https://investors.chinooktx.com/investor-overview.

Your vote as a stockholder of the Company is very important. Each share of common stock that you own represents one vote. The Company has designed the format of the 2023 Annual Meeting to ensure that stockholders are afforded the same rights and opportunities to participate as they would have at an in-person meeting, using online tools to ensure stockholder access and participation. Specifically, stockholders participating in the 2023 Annual Meeting will be able to vote their shares electronically and to submit questions during the meeting using the directions on the virtual meeting site, www.virtualshareholdermeeting.com/KDNY/2023, on that day. The 2023 Annual Meeting will begin promptly at 9:00 a.m., Pacific Time. Please allow ample time for the online check-in process.

For questions regarding your stock ownership, you may contact our corporate secretary at legal@chinooktx.com or, if you are a registered holder, our transfer agent, Computershare Trust Company, N.A. by email through their website at www.computershare.com/contactus or by phone at (800) 736-3001. Whether or not you expect to attend the meeting, we encourage you to read the accompanying proxy statement and vote through the internet or by telephone, or to request, sign and return your proxy card as soon as possible, so that your shares may be represented at the meeting. For specific instructions on how to vote your shares, please refer to the section entitled “General Proxy Information” in the accompanying proxy statement.

By Order of the Board of Directors,

Eric Dobmeier
Chief Executive Officer

Seattle, Washington

April , 2023

Important Notice Regarding the Availability of Proxy Materials for the virtual 2023 Annual Meeting of Stockholders to be held on June 9, 2023: the Proxy Statement and our 2022 Annual Report on Form 10-K are available at https://investors.chinooktx.com/investor-overview.

CHINOOK THERAPEUTICS, INC.

PROXY STATEMENT FOR 2023 ANNUAL MEETING OF STOCKHOLDERS

PRELIMINARY PROXY STATEMENT, DATED APRIL 17, 2023

SUBJECT TO COMPLETION

CHINOOK THERAPEUTICS, INC.

400 Fairview Avenue North, Suite 900

Seattle, WA 98109

PROXY STATEMENT FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS

June 9, 2023

INFORMATION ABOUT SOLICITATION AND VOTING

The accompanying proxy is solicited on behalf of the Board of Directors (the “Board” or “Board of Directors”) of Chinook Therapeutics, Inc. (the “Company”) for use at the Company’s 2023 Annual Meeting of Stockholders (the “Annual Meeting” or the “2023 Annual Meeting”) to be held via a virtual meeting. You will be able to participate in the Annual Meeting and vote during the Annual Meeting via live webcast by visiting www.virtualshareholdermeeting.com/KDNY/2023 on Friday, June 9, 2023, at 9:00 a.m., Pacific Time, and any adjournment or postponement thereof. You will need the control number included on your proxy card or voting instruction form, or included in the e-mail to you if you received the proxy materials by e-mail, as such number will be required in order for stockholders to gain access to the virtual meeting.

INTERNET AVAILABILITY OF PROXY MATERIALS

Under rules adopted by the Securities and Exchange Commission (the “SEC”), we are furnishing proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies to each stockholder. On or about April 25, 2023, we expect to send to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) containing instructions on how to access our proxy materials, including our proxy statement and our Annual Report on Form 10-K. The Notice of Internet Availability also provides instructions on how to vote and includes instructions on how to receive paper copies of the proxy materials by mail, or an electronic copy of the proxy materials by email.

This process is designed to reduce our environmental impact and lower the costs of printing and distributing our proxy materials while providing our stockholders timely access to this important information. If you would prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability.

GENERAL INFORMATION ABOUT THE MEETING

Purpose of the Meeting

At the meeting, stockholders will act upon the proposals described in this proxy statement. In addition, we will consider any other matters that are properly presented for a vote at the meeting. We are not aware of any other matters to be submitted for consideration at the meeting. If any other matters are properly presented for a vote at the meeting, the persons named in the proxy, who are officers of the company, have the authority in their discretion to vote the shares represented by the proxy.

Record Date; Quorum

Only holders of record of our common stock at the close of business on April 17, 2023, the record date, will be entitled to vote at the meeting. At the close of business on April 17, 2023, [●] shares of common stock were outstanding and entitled to vote.

The holders of a majority of the voting power of the shares of stock entitled to vote at the meeting as of the record date must be present or represented by proxy at the meeting in order to hold the meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the meeting if you are present and vote online at the virtual meeting or if you have properly submitted a proxy.

GENERAL PROXY INFORMATION

Voting Rights; Required Vote

Each holder of shares of our common stock is entitled to one vote for each share of common stock held as of the close of business on April 17, 2023, the record date. You may vote all shares owned by you at such date, including (1) shares held directly in your name as the stockholder of record and (2) shares held for you as the beneficial owner in street name through a broker, bank, trustee or other nominee. Dissenters’ rights are not applicable to any of the matters being voted on.

Stockholder of Record: Shares Registered in Your Name. If on April 17, 2023, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the meeting, or vote in advance through the internet or by telephone, or if you request to receive paper proxy materials by mail, by filling out and returning the proxy card.

Beneficial Owner: Shares Registered in the Name of a Broker or Nominee. If on April 17, 2023, your shares were held in an account with a brokerage firm, bank or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your broker on how to vote the shares held in your account, and your broker has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. Because the brokerage firm, bank or other nominee that holds your shares is the stockholder of record, if you wish to attend the meeting and vote your shares, you must obtain a valid proxy from the firm that holds your shares giving you the right to vote the shares at the meeting.

Required Vote. Each director will be elected by a plurality of the votes present in person or represented by proxy at the meeting and entitled to vote for the election of directors. This means that the two individuals nominated for election to the Board of Directors at the meeting receiving the highest number of “FOR” votes will be elected. You may either vote “FOR” one or both of the nominees or “WITHHOLD” your vote with respect to one or both of the nominees. A “WITHHOLD” vote will have the same effect as an abstention. You may not cumulate votes in the election of directors. Approval of the ratification of the appointment of our independent registered public accounting firm, approval of the non-binding advisory vote on the compensation of our named executive and approval of the amendment to our 2015 Equity Incentive Plan will be obtained if the majority of shares present in person, by remote communication, if applicable, or represented by proxy at the meeting and entitled to vote generally on the subject matter and are voted for or against the proposal vote “FOR” the proposal. Approval of an Amended and Restated Certificate of Incorporation will be obtained if at least sixty-six and two-thirds percent of the voting power of all then outstanding shares of the Company and entitled to vote in the election of directors vote “FOR” for the proposal.

Impact on the Vote of Broker Non-Votes, Abstentions and Withholding from Voting. A proxy submitted by a stockholder may indicate that the shares represented by the proxy are not being voted (stockholder withholding) with respect to a particular matter. In addition, a broker may not be permitted to vote on shares held in street name on a particular matter in the absence of instructions from the beneficial owner of the stock (broker non-vote). The shares subject to a proxy which are not being voted on a particular matter because of either stockholder withholding or broker non-votes will count for purposes of determining the presence of a quorum, but are not treated as votes cast and, therefore, will have no effect on the election of directors, the ratification of the appointment of our independent registered public accounting firm or approval of the non-binding advisory vote on the compensation of our named executive officers. Abstentions will be counted towards the vote total for the proposal to approve and Amended and Restated Certificate of Incorporation , and will have the same effect as “Against” votes.

Proposal 1 (election of our directors), Proposal Three (approval of compensation to named executive officers), Proposal Four (approval of an Amended and Restated Certificate of Incorporation), and Proposal Five (approval of an amendment to our 2015 Equity Incentive Plan ) will be treated as non-routine matters. Broker non-votes will not be counted towards the vote total for any proposal, except for the ratification of the appointment of our independent registered public accounting firm. If you hold your shares in street name and you do not instruct your bank, broker or other nominee how to vote on any of Proposal 1, Proposal 3, Proposal 4, or Proposal 5, no votes will be cast on your behalf with respect to such proposals. Broker non-votes will have no impact on Proposals 1, 3 or 5, but will have the same effect as “Against” votes for Proposal 4. Because the ratification of the appointment of our independent registered public accounting firm is a discretionary matter that brokers are permitted to vote on without instructions from the beneficial owner, we do not expect any broker non-votes on that matter. Brokers do not have discretionary voting on any other proposal before the meeting.

Recommendations of the Board of Directors on Each of the Proposals Scheduled to be Voted on at the Meeting

The Board of Directors recommends that you vote

•	FOR the election of each of the Class II directors named in this proxy statement (Proposal 1),

•	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023 (Proposal 2),

•	FOR the advisory vote on the compensation of our named executive officers (Proposal 3),

•	FOR the Amended and Restated Certificate of Incorporation (Proposal 4), and

•	FOR the amendment to the Company’s 2015 Equity Incentive Plan (Proposal 5).

None of our non-employee directors have any substantial interest in any matter to be acted upon except with respect to Proposal 1 and Proposal 5. None of our executive officers have any substantial interest in any matter to be acted upon other than Proposal 3 and Proposal 5.

Voting Instructions; Voting of Proxies

If you are a stockholder of record, you may:

•

vote online at the Annual Meeting via the Annual Meeting website and follow the instructions posted at www.virtualshareholdermeeting.com/KDNY/2023, where stockholders may vote and also submit questions during the meeting. You will need the control number included on your proxy card or voting instruction form, or included in the e-mail to you if you received the proxy materials by e-mail;

•	vote through the internet or by telephone — in order to do so, please follow the instructions shown on your proxy card; or

•

vote by mail — if you request or receive a paper proxy card and voting instructions by mail, simply complete, sign and date the proxy card and return it as soon as possible before the meeting in the envelope provided.

Votes submitted through the internet or by telephone must be received by 11:59 p.m., Eastern Time, on June 8, 2023. Submitting your proxy, whether by telephone, through the internet or by mail if you requested or received a paper proxy card, will not affect your right to vote online should you decide to attend the virtual meeting. If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to direct how to vote your shares. For Proposal 1, you may either vote “FOR” all of the nominees to the Board of Directors, or you may withhold your vote from any nominee you specify. For Proposals 2 through 5, you may vote “FOR” or “AGAINST” or “ABSTAIN” from voting. Your vote is important. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure that your vote is counted.

All proxies will be voted in accordance with the instructions specified on the proxy card. If you sign a physical proxy card and return it without instructions as to how your shares should be voted on a particular proposal at the meeting, your shares will be voted in accordance with the recommendations of our Board of Directors stated above.

If you received a Notice of Internet Availability, please follow the instructions included on the notice on how to access and vote your proxy card. If you do not vote and you hold your shares in street name, and your broker does not have discretionary power to vote your shares, your shares may constitute “broker non-votes” (as described above) and will not be counted in determining the number of shares necessary for approval of the proposals. However, shares that constitute broker non-votes will be counted for the purpose of establishing a quorum for the meeting.

If you receive more than one proxy card or Notice of Internet Availability, your shares are registered in more than one name or are registered in different accounts. To make certain all of your shares are voted, please follow the instructions included on the Notice of Internet Availability on how to access and vote each proxy card. If you requested or received paper proxy materials by mail, please complete, sign, date and return each proxy card to ensure that all of your shares are voted.

Expenses of Soliciting Proxies

We will pay the expenses associated with soliciting proxies. Following the original distribution and mailing of the solicitation materials, we or our agents may solicit proxies by mail, email, telephone, facsimile, by other similar means, or in person. Our directors, officers and other employees, without additional compensation, may solicit proxies personally or in writing, by telephone, email or otherwise. Following the original distribution and mailing of the solicitation materials, we will request brokers, custodians, nominees and other record holders to forward copies of those materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, we, upon the request of the record holders, will reimburse such holders for their reasonable expenses. If you choose to access the proxy materials and/or vote through the internet, you are responsible for any internet access charges you may incur.

Revocability of Proxies

A stockholder of record who has given a proxy may revoke it at any time before the closing of the polls by the inspector of elections at the meeting by:

•	delivering to our Corporate Secretary (by any means, including facsimile) a written notice stating that the proxy is revoked;

•	signing and delivering a proxy bearing a later date;

•	voting again through the internet or by telephone; or

•	attending and voting online at the meeting by following the instructions posted at www.virtualshareholdermeeting.com/KDNY/2023 (although attendance at the meeting will not, by itself, revoke a proxy).

Please note, however, that if your shares are held of record by a brokerage firm, bank or other nominee, and you wish to revoke a proxy, you must contact that firm to revoke or change any prior voting instructions.

Electronic Access to the Proxy Materials

The Notice of Internet Availability will provide you with instructions regarding how to:

•	view our proxy materials for the meeting through the Internet;

•	instruct us to mail paper copies of our future proxy materials to you; and

•	instruct us to send our future proxy materials to you electronically by email.

Choosing to receive your future proxy materials by email will reduce the impact of our annual meetings of stockholders on the environment and lower the costs of printing and distributing our proxy materials. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

Voting Results

Voting results will be tabulated and certified by the inspector of elections appointed for the meeting. The final results will be tallied by the inspector of elections and filed with the SEC in a Current Report on Form 8-K within four business days of the meeting.

Participating in the Annual Meeting

To participate in the virtual meeting, visit www.virtualshareholdermeeting.com/KDNY/2023 and enter the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. If you wish to submit a question during the Annual Meeting, log into the virtual meeting platform at www.virtualshareholdermeeting.com/KDNY/2023, type your question into the “Ask a Question” field, and click submit.” If your question is properly submitted during the relevant portion of the meeting agenda, we will respond to your question during the live webcast. A webcast replay of the Annual Meeting, including the Q&A session, will also be archived on the “Investor Relations” section of our website, which is located at https://investors.chinooktx.com/.

If we experience technical difficulties during the meeting (e.g., a temporary or prolonged power outage), we will determine whether the meeting can be promptly reconvened (if the technical difficulty is temporary) or whether the meeting will need to be reconvened on a later day (if the technical difficulty is more prolonged). In any situation, we will promptly notify shareholders of the decision via www.virtualshareholdermeeting.com/KDNY/2023. If you encounter technical difficulties accessing our meeting or asking questions during the meeting, a support line will be available on the login page of the virtual meeting website.

Implications of Being a “Smaller Reporting Company”

As of December 31, 2022, we are no longer a “Smaller Reporting Company” as defined under Rule 405 of the Securities Act of 1933; however, we are permitted to include scaled smaller reporting company disclosures for our fiscal year ended December 31, 2022, and as such, have elected to comply with certain reduced public company reporting requirements. These reduced reporting requirements include reduced disclosure about the company’s executive compensation arrangements.

CORPORATE GOVERNANCE STANDARDS AND DIRECTOR INDEPENDENCE

We are committed to good corporate governance practices. These practices provide an important framework within which our Board of Directors and management pursue our strategic objectives for the benefit of our stockholders.

Corporate Governance Guidelines

Our Board of Directors has adopted Corporate Governance Guidelines that set forth expectations for directors, director independence standards, Board committee structure and functions, and other policies for the governance of the company. Our Corporate Governance Guidelines are available without charge on the investor relations section of our website at https://investors.chinooktx.com/investor-overview.

Board Composition and Leadership Structure

Our Corporate Governance Guidelines provide that our Board of Directors shall be free to choose its chairperson in any way that it considers in the best interests of our Company, and that the Nominating and Corporate Governance Committee shall periodically consider the leadership structure of our Board of Directors and make such recommendations to the Board of Directors with respect thereto as the Nominating and Corporate Governance Committee deems appropriate. Our Board of Directors is currently chaired by our Chief Executive Officer, Mr. Eric Dobmeier. We believe that combining the positions of Chief Executive Officer and Board Chair helps to ensure that the Board and management act with a common purpose. Our Corporate Governance Guidelines provide that, when the positions of chairperson and Chief Executive Officer are held by the same person, one of our independent directors will be designated by the Board to serve as lead independent director. Accordingly, the Board has appointed Dr. Jerel Davis to serve as the Board’s lead independent director. As lead independent director, Dr. Davis establishes, with the Board Chair, the agenda for regular Board meetings and serves as the chair of Board meetings in the absence of the Board Chair; establishes the agenda for meetings of the independent directors; coordinates with committee chairs regarding meeting agendas and informational requirements; presides over meetings of the independent directors; presides over any portions of meetings of the Board at which evaluation or compensation of the Chief Executive Officer is presented or discussed; presides over any portions of meetings of the Board at which the performance of the Board is presented or discussed; and coordinates the activities of other independent directors and performs such other duties as may be established or delegated by the Board Chair.

Board’s Role in Risk Oversight

Our Board of Directors believes that open communication between management and the Board of Directors is essential for effective risk management and oversight. Our Board of Directors meets with our Chief Executive Officer and other members of the senior management team at least quarterly at Board of Director meetings, where, among other topics, they discuss strategy and risks in the context of reports from the management team and evaluate the risks inherent in significant transactions, as well as cybersecurity risks. While our Board of Directors is ultimately responsible for risk oversight, our Board committees assist the Board of Directors in fulfilling its oversight responsibilities in certain areas of risk. The Audit Committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting, disclosure controls and procedures, and cybersecurity. The Compensation Committee assists our Board of Directors in assessing risks created by the incentives inherent in our compensation policies. The Nominating and Corporate Governance Committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to the management of corporate, legal and regulatory risk.

Director Independence

Our common stock is listed on the Nasdaq Global Market. Under the rules of the Nasdaq Stock Market, independent directors must constitute a majority of a listed company’s Board of Directors. In addition, the rules of the Nasdaq Stock Market require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees must be an “independent director.” Under the rules of the Nasdaq Stock Market, a director will only qualify as an “independent director” if, in the opinion of that company’s Board of Directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Additionally, compensation committee members must not have a relationship with the listed company that is material to the director’s ability to be independent from management in connection with the duties of a compensation committee member.

Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee: (i) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or (ii) be an affiliated person of the listed company or any of its subsidiaries.

Our Board of Directors has undertaken a review of the independence of each director and considered whether each director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our Board of Directors determined that, other than Mr. Dobmeier by virtue of his position as President and Chief Executive Officer, each of the Company’s directors is an “independent director” as defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the Nasdaq Stock Market. In making these determinations, our Board of Directors reviewed and discussed information provided by the directors and us with regard to each directors’ business and personal activities and relationships as they may relate to us and our management, including the beneficial ownership of our capital stock by each non-employee director and any affiliates.

Committees of Our Board of Directors

Our Board of Directors has established an Audit Committee (the “Audit Committee”), a Compensation Committee (the “Compensation Committee”) and a Nominating and Corporate Governance Committee (the “Nominating and Corporate Governance Committee”), each of which has the composition and responsibilities described below. Members serve on these committees until their resignation or until otherwise determined by our Board of Directors. Each of these committees has a written charter, copies of which are available without charge on the investor relations section of our website at https://investors.chinooktx.com/investor-overview.

Audit Committee

Our Audit Committee is composed of Ms. Michelle Griffin, Mr. William Greenman and Mr. Ross Haghighat. Ms. Griffin is the Chair of our Audit Committee. The composition of our Audit Committee meets the requirements for independence under the current Nasdaq Stock Market and SEC rules and regulations. Each member of our Audit Committee is financially literate. In addition, our Board of Directors has determined that Ms. Griffin is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Act. The Audit Committee met four times during the fiscal year. The Board has adopted a written Audit Committee charter that is available to stockholders on the Company’s website at https://investors.chinooktx.com/corporate-governance/highlights. Mr. Haghighat will not be standing for re-election at the 2023 Annual Meeting and will no longer be a member of the Board of Directors or Audit Committee immediately following the Annual Meeting.

The Audit Committee was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act, to oversee our corporate accounting and financial reporting processes and audits of its financial statements. For this purpose, the Audit Committee performs several functions. Among other matters, the Audit Committee:

•	appoints our independent registered public accounting firm;

•	evaluates the independent registered public accounting firm’s qualifications, independence and performance;

•	determines the engagement of the independent registered public accounting firm;

•	reviews and approves the scope of the annual audit and the audit fee;

•	discusses with management and the independent registered public accounting firm the results of the annual audit and the review of our quarterly consolidated financial statements;

•	approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services;

•	monitors the rotation of partners of the independent registered accounting firm on our engagement team in accordance with requirements established by the SEC;

•

is responsible for reviewing our consolidated financial statements and management’s discussion and analysis of financial condition and results of operations to be included in our annual and quarterly reports to be filed with the SEC;

•	reviews our critical accounting policies and estimates;

•

reviews, with our independent registered public accounting firm and management, significant issues that may arise regarding our accounting principles and financial statement presentation, as well as matters concerning the scope, adequacy and effectiveness of our financial controls;

•	reviews with management the Company’s cybersecurity and other information technology risks, controls and procedures;

•	considers and approves or disapproves all related party transactions;

•	reviews the Audit Committee charter and the committee’s and its member’s performance at least annually; and

•	establishes procedures for the receipt, retention and treatment of complaints received by us regarding financial controls, accounting or auditing matters.

Compensation Committee

Our Compensation Committee is composed of Mr. Greenman, Dr. Davis and Dr. Srinivas Akkaraju. Mr. Greenman is the Chair of our Compensation Committee. The composition of our Compensation Committee meets the requirements for independence under the current Nasdaq Stock Market and SEC rules and regulations. The Compensation Committee met three times during the fiscal year. The Board has adopted a written Compensation Committee charter that is available to stockholders on the Company’s website at https://investors.chinooktx.com/corporate-governance/highlights.

Among other matters, the Compensation Committee:

•

determines the compensation and other terms of employment of our executive officers and reviews and recommends to the independent directors corporate performance goals and objectives relevant to such compensation;

•	reviews and recommends to the independent directors the compensation, performance goals, objectives relevant to compensation and other terms of employment for our Chief Executive Officer;

•	reviews and recommends to the full Board the compensation for our directors;

•

evaluates and administers the equity incentive plans, compensation plans and similar programs advisable for us, as well as reviews and recommends to the full Board the adoption, modification or termination of such plans and programs;

•	establishes policies with respect to equity compensation arrangements;

•	reviews our overall compensation philosophy and market practices; and

•	reviews and evaluates, at least annually, the performance of the Compensation Committee and its members, including compliance by the Compensation Committee with its charter.

Compensation Committee Processes and Procedures

Typically, the Compensation Committee meets as often as its members deem necessary or appropriate, but generally at least quarterly. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with the Company’s SVP, Human Resources and Chief Executive Officer. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company. In addition, under its charter, the Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under its charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the adviser’s independence.

The Compensation Committee engaged an independent executive compensation consulting firm, Aon’s Human Capital Solutions Practice, a division of Aon plc (“Aon”), to evaluate our executive compensation and Board of Directors compensation program. Specifically, Aon was engaged to:

•	provide compensation-related data for a peer group of companies to serve as a basis for assessing competitive compensation practices;

•	review and assess our current Board of Directors, Chief Executive Officer and other executive officer compensation policies and practices and equity profile, relative to market practices;

•	review and assess our current executive compensation program relative to market to identify any potential changes or enhancements to be brought to the attention of the Compensation Committee; and

•	review market practices regarding base salary, bonus and equity programs.

Representatives of Aon meet informally with the Chair of the Compensation Committee and attended the regular meetings of the Compensation Committee, including executive sessions from time to time without any members of management present. Aon has worked directly with the Compensation Committee (and not on behalf of management) to assist the committee in satisfying its responsibilities and undertook no projects for management without the committee’s prior approval. The Compensation Committee has determined that none of the work performed by Aon during the fiscal year ended December 31, 2022 raised any conflict of interest.

The Compensation Committee may form and delegate authority to subcommittees as it deems appropriate, including, but not limited to, a subcommittee composed of one or more members of the Board or officers of the Company to grant stock awards under the Company’s equity incentive plans to persons who are not then subject to Section 16 of the Exchange Act.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is composed of Dr. Akkaraju, Dr. Mahesh Krishnan and Dr. Dolca Thomas. Dr. Akkaraju is the Chair of our Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee met once during the fiscal year. The Board has adopted a written Nominating and Corporate Governance Committee charter that is available to stockholders on the Company’s website at https://investors.chinooktx.com/corporate-governance/highlights.

The Nominating and Corporate Governance Committee:

•	interviews, evaluates, nominates and recommends to the Board of Directors candidates for directorships;

•	performs periodic reviews of the performance of each member of the entire Board of Directors and its committees and recommends areas for improvement to the full Board and management;

•	oversees the corporate governance policies and reporting and makes recommendations to the full Board concerning governance matters; and

•

reviews and evaluates, at least annually, the performance of the Nominating and Corporate Governance Committee and its members, including compliance by the Nominating and Corporate Governance Committee with its charter.

Codes of Ethics

Our Board of Directors has adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. We intend to disclose future amendments to certain provisions of our code of conduct, or waivers of these provisions, on our website or in public filings. The full text of our code of conduct is posted on the investor relations section of our website https://investors.chinooktx.com/corporate-governance/highlights.

Corporate Governance Guidelines

The Board of Directors documented the governance practices followed by the Company by adopting Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate the Company’s business operations as needed and to make decisions that are independent of the Company’s management. The guidelines are also intended to align the interests of directors and management with those of the Company’s stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to Board composition and selection, Board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and Board committees and compensation. The Corporate Governance Guidelines, as well as the charters for each committee of the Board, may be viewed at https://investors.chinooktx.com/corporate-governance/highlights.

Anti-hedging

We have adopted an Insider Trading Policy that applies to all of our employees, officers and directors, including our Chief Executive Officer and other executive officers, which prohibits such individuals from purchasing financial instruments, or otherwise engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in market value of our common stock, such as prepaid variable forward contracts, equity swaps, collars, forward sale contracts and exchange funds.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is currently or has been at any time one of our officers or employees. None of our executive officers currently serves, or has served during the last year, as a member of the compensation committee (or other board committee performing equivalent functions) of any entity that has one or more executive officers serving as a member of our Compensation Committee. However, William Greenman, a member of our Board of Directors and Chair of the Compensation Committee serves as the President and Chief Executive Officer of Cerus Corporation. Eric Bjerkholt, our Chief Financial Officer served as a member of the board of directors of Cerus Corporation during 2022.

Board and Committee Meetings and Attendance

The Board of Directors and its committees meet regularly throughout the year and also hold special meetings in person and telephonically, as well as act by written consent from time to time. During 2022, the Board of Directors held five meetings; the Audit Committee held four meetings; the Compensation Committee held three meetings; and the Nominating and Corporate Governance Committee held one meeting. During 2022, none of the directors attended fewer than 75 percent of the aggregate of the total number of meetings held by the Board of Directors during his or her tenure and the total number of meetings held by all committees of the Board of Directors on which such director served during his or her tenure. The independent members of the Board of Directors also meet separately without management directors on a regular basis to discuss such matters as the independent directors consider appropriate.

Board Attendance at Annual Stockholders’ Meeting

We invite and encourage each member of our Board of Directors to attend our annual meetings of stockholders. We do not have a formal policy regarding attendance of our annual meetings of stockholders by the members of our Board of Directors. All of our directors attended our 2022 annual meeting of stockholders.

Communication with Directors

Stockholders and interested parties who wish to communicate with our Board of Directors, non-management members of our Board of Directors as a group, a committee of the Board of Directors or a specific member of our Board of Directors (including our Chair) may do so by letters addressed to:

Chinook Therapeutics, Inc.

c/o Corporate Secretary

400 Fairview Avenue North, Suite 900

Seattle, WA 98109

All communications by letter addressed to the attention of our Corporate Secretary will be reviewed by the Corporate Secretary and provided to the members of the Board of Directors unless such communications are unsolicited items, sales materials and other routine items and items unrelated to the duties and responsibilities of the Board of Directors.

Considerations in Evaluating Director Nominees

The Nominating and Corporate Governance Committee is responsible for identifying, considering and recommending candidates to the Board of Directors for Board membership. A variety of methods are used to identify and evaluate director nominees, with the goal of maintaining and further developing a diverse, experienced and highly qualified Board of Directors. Candidates may come to our attention through current members of our Board of Directors, professional search firms, stockholders or other persons.

The Nominating and Corporate Governance Committee will recommend to the Board of Directors for selection all nominees to be proposed by the Board of Directors for election by the stockholders, including approval or recommendation of a slate of director nominees to be proposed by the Board of Directors for election at each annual meeting of stockholders, and will recommend all director nominees to be appointed by the Board of Directors to fill interim director vacancies.

Our Board of Directors encourages selection of directors who will contribute to the company’s overall corporate goals. The Nominating and Corporate Governance Committee may from time to time review and recommend to the Board of Directors the desired qualifications, expertise and characteristics of directors, including such factors as business experience, diversity and personal skills in life sciences and biotechnology, finance, marketing, financial reporting and other areas that are expected to contribute to an effective Board of Directors. Exceptional candidates who do not meet all of these criteria may still be considered. In evaluating potential candidates for the Board of Directors, the Nominating and Corporate Governance Committee considers these factors in the light of the specific needs of the Board of Directors at that time.

In addition, under our Corporate Governance Guidelines, a director is expected to spend the time and effort necessary to properly discharge such director’s responsibilities. Accordingly, a director is expected to regularly attend meetings of the Board of Directors and committees on which such director sits, and to review prior to meetings material distributed in advance for such meetings. Thus, the number of other public company boards and other boards (or comparable governing bodies) on which a prospective nominee is a member, as well as his or her other professional responsibilities, will be considered. Also, under our Corporate Governance Guidelines, there are no limits on the number of three-year terms that may be served by a director. However, in connection with evaluating recommendations for nomination for reelection, the Nominating and Corporate Governance Committee considers director tenure. We value diversity on a company-wide basis but have not adopted a specific policy regarding Board diversity.

Stockholder Recommendations for Nominations to the Board of Directors

The Nominating and Corporate Governance Committee will consider properly submitted stockholder recommendations for candidates for our Board of Directors who meet the minimum qualifications as described above. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. A stockholder of record can nominate a candidate for election to the Board of Directors by complying with the procedures in Article III, Section 5 of our bylaws. Any eligible stockholder who wishes to submit a nomination should review the requirements in the bylaws on nominations by stockholders. Any nomination should be sent in writing to our Corporate Secretary, Chinook Therapeutics, Inc., 400 Fairview Avenue North, Suite 900, Seattle, WA 98109. Submissions must include the full name of the proposed nominee, complete biographical information, a description of the proposed nominee’s qualifications as a director, other information regarding the nominee and proposing stockholder as specified in our bylaws, and certain representations regarding the nomination. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. These candidates are evaluated at meetings of the Nominating and Corporate Governance Committee and may be considered at any point during the year. If any materials are provided by a stockholder in connection with the recommendation of a director candidate, such materials are forwarded to the Nominating and Corporate Governance Committee.

Additional information regarding the process for properly submitting stockholder nominations for candidates for membership on our Board of Directors is set forth below under “Stockholder Proposals to Be Presented at Next Annual Meeting.” In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees for the 2024 Annual Meeting of Stockholders must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.

Environmental, Social and Governance

We are a clinical-stage biopharmaceutical company discovering, developing and commercializing precision medicines for rare, severe chronic kidney diseases. We are committed to building a safe, environmentally sustainable and ethical business that provides long-term value for all our stakeholders. As part of this commitment, we support Environmental, Social and Governance (“ESG”) initiatives aligned to our mission, culture and core values. These values form the foundation to demonstrate our dedication to patients, caregivers, staff, our environment and local communities.

Governance

We engage in good corporate governance and conduct our business in an ethical manner. We have adopted a Code of Business Conduct and Ethics and Corporate Governance Guidelines to facilitate legal and ethical conduct and to further align the interests of our employees and directors with our stockholders and other key stakeholders, including the patients we serve. Our Code of Business Conduct and Ethics and our Corporate Governance Guidelines can be found on our website at https://investors.chinooktx.com/corporate-governance/highlights.

Our Purpose & Values

We discover and develop therapies to preserve kidney function and make dialysis and transplant unnecessary for people living with kidney disease.

Environmental Sustainability

We operate our facilities in an environmentally responsible way to reduce environmental impacts and protect our people, our business, the environment and the communities where we operate. Our Seattle office is LEED certified for operation and maintenance. The building the office is located in was WELL certified as of 2021 and has been Energy Star certified every year since 2017. In addition, our Vancouver office is certified as BOMA Best Silver rating.

Community

We work to foster the growth of the next generation of leaders through our involvement in our communities. We actively engage with local schools to discuss careers in Science, Technology, Engineering & Mathematics.

We have an active co-operative education (co-op/internship) program whereby we partner with local universities to provide student learning and work experience opportunities across scientific and business disciplines. We partner with the British Columbia Institute of Technology to provide annual entrance scholarships for students facing barriers to education/careers in STEM/life sciences and we offer paid volunteer time off to encourage employees to give back to their communities.

We are committed to educating our communities about kidney diseases, clinical trials, and the drug development process. We engage with patient advocacy groups and healthcare professionals to further disseminate and advance the science, gather insights and partner on activities of mutual interest and we are committed to listening to our communities to understand the barriers they face in accessing care and participating in clinical trials.

Patients

We are committed to the highest standards of product quality and patient safety. Through the training of full-time staff, contract workers, and vendors on our policies, standard operating procedures, work instructions and guidelines, we strive to carry out all activities to the standards and expectations for compliance and quality performance. Close oversight of the operations of our contracted manufacturing service providers makes certain their activities also adhere to our standards. Information on our current clinical studies can be found on our website at www.chinooktx.com/patients.

As a company whose work depends on patient volunteers, we are committed to ensuring that the voice of our patients is represented in our study design and study execution. We are intentional about meeting with and hearing directly from patients, families, and caregivers to learn intimately what patients and families experience along the road to diagnosis, through treatment, their clinical trial experiences and beyond. We ask patients for their input on trial design and use that input to improve trial design and reduce barriers to trial participation. We include patient presentations at our company meetings to keep the patient voice present and a part of our day-to-day decision making across all functions.

In running our clinical trials our highest commitment is to protect the rights, safety and well-being of our trial participants.

Our Staff

We are dedicated to providing and continuously cultivating an inclusive, safe, diverse, equitable, and collaborative environment for all staff. We gather feedback from our staff in an ongoing fashion through multi-channel opportunities, including an anonymous open channel on our intranet, company-wide surveys, functional department meetings, team meetings, individual meetings, and more. We conduct feedback surveys that are designed to help us measure staff engagement, assess our culture and obtain input on a range of topics that help us continue to grow and improve our work environment. The feedback we obtain through these channels provides important insights which we use to support and measure our progress on key corporate initiatives and adherence to our purpose and company values.

Total Rewards Program

We offer a comprehensive total rewards package that includes competitive pay, health, retirement, time-off, flexible/hybrid work arrangements and company-ownership opportunities through equity-based incentive programs. Additionally, all our staff members are offered access to well-being services such as counselling, mental wellness tools, financial, legal, and estate planning. We regularly review our benefits offerings to assess ways to be more inclusive and support a diverse workforce. Together, our rewards make up a comprehensive package that helps our employees live balanced lives, where they can grow personally and professionally.

Commitment to Diversity, Inclusion and Equity

We believe a diverse employee population and inclusive culture enhances our ability to improve access to kidney care for underserved populations. In 2022, we established a steering committee focused on inclusion, diversity, equity and action (“IDEA”) to ensure Chinook continues to build and drive a culture of inclusion, diversity, and equity for its workforce. IDEA focuses on amplifying inclusive activities occurring within our business and continues to further embed IDEA in our policies and ways of working. In 2022, IDEA launched initiatives including providing training to facilitate an understanding of the inequities and impacts of structural racism, the disproportionate impact of kidney disease on black communities, and how to shift empathy into action through allyship and inclusion and further enable corporate inclusion. The IDEA team is committed to empowering working groups to take action related to our workforce/workplace, our communities, and our patients/science.

Our IDEA goals for 2023 include:

•	Ensuring the development of a patient diversity plan for clinical trials in accordance with U.S. Food and Drug Administration (“FDA”) guidance

•	Educating our organization on FDA’s guidance relating to diversity in clinical trials

•	Adding sites in new geographies to advance diversity of clinical trials with regard to patients and investigators

•	Expanding focus on Diversity, Equity, and Inclusion measures in vendor/contractor selection

•	Further embedding diversity and inclusion into our internal policies and procedures

•	Demonstrating our commitment to diversity and inclusion through grants and charitable giving

•	Identifying and advancing preclinical drug discovery programs that have the potential to address unmet medical need in diverse and underrepresented kidney disease patients

2023 Chinook Staff Diversity Matrix

Cybersecurity and Data Security

Our enterprise risk management program is periodically reviewed by our leadership team and by our Board of Directors. The Audit Committee receives annual updates from our Head of Information Technology regarding our information systems and technology and associated policies, processes and practices for managing and mitigating cybersecurity and technology-related risks.

We maintain policies and procedures that describe our staff’s responsibilities for accessing computerized systems, handling data and information, and reporting cybersecurity events in a timely manner. All staff and contractors are required to complete formal training on these policies, which includes ongoing training and learning assessments to inform and train staff and contractors on emerging cybersecurity topics and threats. In addition, we have a well-defined incident response plan that provides the framework and guidance to manage through realized risk.

Supplier Diversity

We recognize that significant socioeconomic benefits can be achieved through sourcing goods and/or services by diversifying the supplier base. Our ability to identify, attract, develop and support the right partners is important to our growth. We are committed to working with suppliers that share our values, including businesses that are owned and operated by women, minorities, veterans and historically underutilized businesses.

PROPOSAL NO. 1

ELECTION OF CLASS II DIRECTORS

Our Board of Directors is divided into three classes. Each class serves for three years, with the terms of office of the respective classes expiring in successive years. Directors and director nominees in Class II will stand for election at this meeting. The terms of office of directors in Class III and Class I do not expire until the annual meetings of stockholders to be held in 2024 and 2025, respectively. Our Nominating and Corporate Governance Committee has recommended to our Board of Directors, and our Board of Directors has nominated Michelle Griffin and Eric Dobmeier, each an incumbent Class II director, for election as Class II directors at the Annual Meeting. Mr. Haghighat, an incumbent Class II director, will not be standing for election at the Annual Meeting. At the recommendation of our Nominating and Corporate Governance Committee, our Board of Directors proposes that each of the Class II nominees be elected as a Class II director for a three-year term expiring at the annual meeting of stockholders to be held in 2026 and until such director’s successor is duly elected and qualified or until such director’s earlier resignation or removal.

Each director will be elected by a plurality of the votes present online at the virtual Annual Meeting or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. This means that the two individuals nominated for election to the Board of Directors at the Annual Meeting receiving the highest number of “FOR” votes will be elected. You may either vote “FOR” one or both of the nominees or “WITHHOLD” your vote with respect to one or both of the nominees. Shares represented by proxies will be voted “FOR” the election of each of the Class II nominees, unless the proxy is marked to withhold authority to so vote. You may not cumulate votes in the election of directors. If any nominee for any reason is unable to serve, the proxies may be voted for such substitute nominee as the proxy holders, who are officers of our company, might determine. Each nominee has consented to being named in this proxy statement and to serve if elected. Proxies may not be voted for more than two directors.

Nominees to the Board of Directors

The nominees and their ages as of March 1, 2023, are provided in the table below. Additional biographical information for each nominee is set forth in the text below the table.

Name	Age	Class
Michelle Griffin(1)	57	Class II
Eric Dobmeier	54	Class II

(1)	Member of our Audit Committee

Eric Dobmeier has served as our President, Chief Executive Officer and member of the Board of Directors since April 2019. From January 2018 to June 2018, Mr. Dobmeier served as President and Chief Executive Officer of Silverback Therapeutics, Inc. Prior to that, from 2002 to 2017, Mr. Dobmeier held positions of increasing responsibility at Seagen Inc., a publicly traded biotechnology company, most recently as Chief Operating Officer from 2011 to 2017. Previously, Mr. Dobmeier was an attorney with the law firms of Venture Law Group and Heller Ehrman LLP, where he represented technology companies in connection with public and private financings, mergers and acquisitions and corporate partnering transactions. Mr. Dobmeier currently serves on the board of directors of Atara Biotherapeutics, Inc. since 2015 and Structure Therapeutics, Inc. since December 2022, both publicly traded biotechnology companies. Mr. Dobmeier previously served on the boards of directors of Adaptive Biotechnologies from 2016 to 2021, Stemline Therapeutics from 2012 to 2018 and Versartis from 2017 to 2018, each a publicly traded biopharmaceutical company. He received an A.B. in History from Princeton University and a J.D. from the University of California, Berkeley School of Law. We believe Mr. Dobmeier’s legal, business development and operating experience, knowledge of our business, years of senior management experience at public biotechnology companies and his service as a director of other biopharmaceutical companies provide him with the qualifications and skills to serve on our Board of Directors.

Michelle Griffin has served as a member of our Board of Directors since October 2020. Ms. Griffin currently serves on the board of directors of Adaptive Biotechnologies Corporation, a publicly traded life sciences equipment company, including as chair of the audit committee, where she has served since March 2019, Acer Therapeutics, Inc., a publicly traded company, including as chair of the compensation committee, where she has served since September 2017 and HTG Molecular Diagnostics, Inc., a publicly traded company, where she has served since August 2018. Ms. Griffin previously served on the board of directors and as chair of the audit committee of PhaseRx, Inc., formerly a publicly traded company, from 2016 to 2018, OncoGenex Pharmaceuticals Inc. (now Achieve Life Sciences, Inc.) from 2008 to 2011 and Sonus Pharmaceuticals, Inc. (now Achieve Life Sciences, Inc.), from 2004 to 2008. Ms. Griffin served as the Executive Vice President, Operations and Chief Financial Officer at OncoGenex Pharmaceuticals, Inc. from 2011 to 2013, the Acting Chief Executive, Senior Vice President and Chief Operating Officer at Trubion Pharmaceuticals, Inc. from 2009 until its acquisition in 2010 and as its Chief Financial Officer from 2006 to 2009 and served as Senior Vice President and Chief Financial Officer of Dendreon Corp. from 2005 to 2006, and served as the Controller of Corixa Corp., from 1994 to 1997 and was its Chief Financial Officer from 1997 to 2005. Ms. Griffin holds a B.S. in Marketing from George Mason University, an M.B.A. from Seattle University and has passed the certified public accountant exam. We believe Ms. Griffin is qualified to serve as a member of our Board of Directors based on her extensive operational experience in the biotechnology industry and deep experience in public company financial matters.

Continuing Directors

The directors who are serving for terms that end following the Annual Meeting and their ages as of March 1, 2023, are provided in the table below. Additional biographical information for each continuing director is set forth in the text below the table.

Name	Age	Class
Srinivas Akkaraju, M.D., Ph.D.(1)(2)	55	Class III
Robert Azelby	55	Class I
Jerel Davis, Ph.D.(2)	46	Class I
William M. Greenman(2)(3)	56	Class I
Mahesh Krishnan M.D., M.P.H., M.B.A., FASN(1)	53	Class III
Dolca Thomas, M.D.(1)	52	Class III

(1)	Member of our Nominating and Corporate Governance Committee
(2)	Member of our Compensation Committee
(3)	Member of our Audit Committee

Srinivas Akkaraju, M.D., Ph.D. has served as a member of our Board of Directors since July 2019. Dr. Akkaraju is currently the Managing General Partner and Founder of Samsara BioCapital, a venture capital company focused on innovative therapeutics, and has held such positions since Samsara Capital’s founding in March 2017. From 2013 to 2016, Dr. Akkaraju served as a General Partner and then a Senior Advisor of Sofinnova Ventures, a venture capital firm focused on the life sciences industry. From 2009 until 2013, Dr. Akkaraju served as Managing Director of New Leaf Venture Partners. Prior to New Leaf Venture Partners, Dr. Akkaraju served as a Managing Director at Panorama Capital, LLC, a private equity firm which he co-founded. Prior to Panorama Capital, Dr. Akkaraju held several executive and management positions with J.P. Morgan Partners, which he joined in 2001 and of which he became a Partner in 2005. From 1998 to 2001, Dr. Akkaraju was in Business and Corporate Development at Genentech, Inc. (now a wholly owned member of The Roche Group), a publicly traded biotechnology company, most recently as Senior Manager. Dr. Akkaraju has served as a director of Intercept Pharmaceuticals, Inc. since 2012, Syros Pharmaceuticals, Inc. since 2017, and Jiya Acquisition Corporation since November 2022, each a publicly traded biotechnology company. During the prior five years, Dr. Akkaraju served as a director on the boards of Seattle Genetics, Inc., Aravive, Inc. (formerly Versartis, Inc.), aTyr Pharma, Inc., Principia Biopharma Inc. and ZS Pharma, Inc., each a publicly traded biotechnology company. Dr. Akkaraju received a B.S. in Biochemistry and Computer Science from Rice

University and an M.D. and Ph.D. in Immunology from Stanford University. We believe Dr. Akkaraju’s extensive experience in the biotechnology industry as an executive officer and director provides him with the qualifications and skills to serve on our Board of Directors.

Jerel Davis, Ph.D. has served as a member of our Board of Directors since December 2018. Since June 2011, Dr. Davis has been at Versant Venture Management, LLC, a healthcare investment firm, where he has been a Managing Director since 2015. Dr. Davis currently serves on the board of directors of Graphite Bio, Inc. since October 2019 and Repare Therapeutics Inc. since September 2016. Dr. Davis also serves on the board of directors of a number of private companies including Nested Therapeutics, Inc., Tentarix Biotherapeutics, Inc., Ventus Therapeutics, Inc., and Turnstone Biologics Corp., among others. Prior to joining Versant, Dr. Davis was at McKinsey & Company where he worked in various healthcare markets including the United States, Europe and China. Dr. Davis received a B.S. in mathematics and biology from Pepperdine University and a Ph.D. in population genetics from Stanford University. We believe that Dr. Davis’ broad experience in the life sciences industry as an investor qualifies him to serve on our Board of Directors.

William M. Greenman has served as a member of our Board of Directors since June 2010. Mr. Greenman has served as the President, Chief Executive Officer and a member of the board of directors of Cerus Corporation, a publicly traded biomedical products company, since April 2011. Since joining Cerus Corporation in 1995, Mr. Greenman has served in several executive and management positions, including as the Chief Business Officer and President of Cerus Europe. Prior to Cerus Corporation, Mr. Greenman worked in various marketing and business development positions in the Biotech Division of Baxter International Inc., a publicly traded medical equipment company, from 1991 to 1995. Mr. Greenman received a B.A.S. in Biological Sciences and Economics from Stanford University. We believe Mr. Greenman’s extensive experience holding executive positions and knowledge of the biomedical industry provides him with the qualifications and skills to serve on our Board of Directors.

Mahesh Krishnan, M.D., M.P.H., M.B.A., FASN has served as a member of our Board of Directors since March 2022. Since May 2019, Dr. Krishnan has served as the co-lead of DaVita Venture Group, the external innovation arm of DaVita, Inc., a provider of kidney dialysis services, in which he was responsible for strategic partnerships in technology and research and development at DaVita, as well as medical policy in Washington, D.C. Since May 2019, Dr. Krishnan has also served as DaVita’s Group Vice President of Research and Development and prior to that role, Dr. Krishnan served as DaVita’s first international Chief Medical Officer from 2015 to May 2019. Prior his role at DaVita, Dr. Krishnan served as a medical director for Epogen at Amgen, a multinational biopharmaceutical company, from January 2008 to July 2009. From 2000 to 2004, Dr. Krishnan was a practicing nephrologist at Virginia Nephrology Group. He earned his M.D. from Jefferson Medical College at Thomas Jefferson University. He also holds an M.P.H. from Johns Hopkins University and an M.B.A. in medical services management from the Johns Hopkins Carey School of Business. We believe Dr. Krishnan is qualified to serve as a member of our Board of Directors based on his academic and clinical research experience, his nephrology expertise and his extensive operational experience in the biotechnology and dialysis industries.

Dolca Thomas, M.D. has served as a member of our Board of Directors since October 2020. Beginning in March 2023, Dr. Thomas has served as a Venture Partner with Samsara BioCapital, a venture capital company focused on innovative therapeutics. Previously, Dr. Thomas was the Executive Vice President, Head of Research and Development and Chief Medical Officer of Equillium, Inc. from January 2021 to February 2022. Dr. Thomas served as the Chief Medical Officer of Principia Biopharma Inc. from October 2018 to December 2020. From June 2016 to September 2018, Dr. Thomas was Vice President and Global Head of Translational Medicine for Immunology, Inflammation, and Infectious Disease at Roche Group, where she was responsible for advancing multiple product candidates through clinical development. Prior to Roche Group, Dr. Thomas held roles of increasing responsibility at Pfizer from 2012 to 2016, including as Vice President of Clinical Development and Clinical Immunophenotyping, and Vice President and Chief Development Officer of the Biosimilars Research and Development Unit where she was responsible for all stages of development of multiple assets. From 2008 to

2012, Dr. Thomas began her industry career at Bristol-Myers Squibb as Director of Global Clinical Development. Prior to her career in drug development, Dr. Thomas was a faculty member at Weill Cornell Medicine’s Department of Nephrology and Transplantation Medicine. Since September 2021, she has served as a member of the board of directors of Ventus Therapeutics, Inc., a privately held company. Dr. Thomas received her B.A. in sociology and her M.D. from Cornell University. We believe Dr. Thomas is qualified to serve as a member of our Board of Directors based on her academic and clinical research experience, her nephrology expertise and her extensive operational experience in the biotechnology industry.

Robert Azelby has served as a director since April 2023. Mr. Azelby served as President and Chief Executive Officer of Eliem Therapeutics, Inc., a biopharmaceutical company, from October 2020 to February 2023. Prior to his role at Eliem, Mr. Azelby served as the Chief Executive Officer of Alder BioPharmaceuticals, Inc. from June 2018 until its acquisition by H. Lundbeck A/S in October 2019. From November 2015 to May 2018, Mr. Azelby served as Executive Vice President, Chief Commercial Officer of Juno Therapeutics, Inc. From 2012 to 2015, Mr. Azelby served as Vice President and General Manager, Oncology at Amgen Inc., a biopharmaceutical company. From 2010 to 2012, he served as Amgen’s Vice President, Amgen Oncology Sales. Prior to that, he served in various positions at Amgen, including periods as Vice President, Commercial Operations and General Manager of Amgen Netherlands. Mr. Azelby currently serves on the board of directors of Clovis Oncology, Inc. and he previously served on the boards of directors of Eliem from October 2020 to February 2023, Alder from June 2018 to November 2019, Cascadian Therapeutics, Inc. from 2017 to 2018 until its acquisition by Seagen and Immunomedics Inc. from February 2020 to October 2020 until its acquisition by Gilead Sciences, Inc. Mr. Azelby holds a B.A. in Economics and Religious Studies from the University of Virginia and an M.B.A. from Harvard Business School. We believe Mr. Azelby is qualified to serve as a member of our Board of Directors due to his extensive leadership, commercial and operational experience in the biopharmaceutical industry.

Family Relationships

There are no familial relationships among any of our directors and executive officers.

Board Diversity Matrix

Each of the standing committees of our Board of Directors has diverse representation. In addition, on our Board of Directors there are three directors who hold medical degrees and two directors who hold doctorates in scientific fields. The table below provides certain highlights of the composition of the continuing members of our Board of Directors as disclosed by our directors as of the date of this Proxy Statement. Each of the categories listed in the table below has the meaning set forth in Nasdaq Rule 5605(f).

Board Diversity Matrix
Total Number of Directors	8
	Female	Male	Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	6
Part II: Demographic Background
African American or Black
Alaskan Native or Native American
Asian		2
Hispanic or Latinx	1
Native Hawaiian or Pacific Islander
White	1	4
Two or More Races or Ethnicities
LGBTQ+
Did Not Disclose Demographic Background

Non-Employee Director Compensation

The following table shows for the fiscal year ended December 31, 2022 certain information with respect to the compensation of all non-employee directors of the Company:

Name	Fees Earned or Paid in Cash	Equity Awards(1)	Total
Srinivas Akkaraju, M.D., Ph.D.	$54,000	$173,600	$227,600
Jerel Davis, Ph.D.	$71,000	$173,600	$244,600
William M. Greenman	$59,500	$173,600	$233,100
Michelle Griffin	$60,000	$173,600	$233,600
Ross Haghighat.	$48,500	$173,600	$222,100
Mahesh Krishnan, M.D., M.P.H., M.B.A., FASN.	$34,711	$417,267	$451,978
Dolca Thomas, M.D.	$44,000	$173,600	$217,600

(1)

The amounts in the “Equity Awards” column reflect the aggregate grant date fair value of stock option and restricted stock unit awards granted during the calendar year computed in accordance with the provisions of ASC 718, Compensation-Stock Compensation. The assumptions that we used to calculate these amounts are discussed in the notes to our audited consolidated financial statements included in the annual report on Form 10-K for the year ended December 31, 2022, that we filed with the SEC on February 27, 2023. These amounts may not reflect the actual economic value that will be realized by the non-employee director upon the exercise of the stock options or the sale of the common stock acquired upon such exercise or the sale of common stock acquired upon the vesting of restricted stock units. For information regarding the number of stock options and restricted stock units held by each non-employee director as of December 31, 2022, see the table below.

	Number of shares underlying options held as of December 31, 2022	Number of shares underlying RSUs held as of December 31, 2022
Srinivas Akkaraju, M.D., Ph.D.	42,770	3,300
Jerel Davis, Ph.D.	42,770	3,300
William M. Greenman	75,570	3,300
Michelle Griffin	42,770	3,300
Ross Haghighat	76,970	3,300
Mahesh Krishnan, M.D., M.P.H., M.B.A., FASN.	26,600	6,600
Dolca Thomas, M.D.	42,770	3,300

Non-employee directors receive the following cash compensation for service on our Board of Directors and committees of our Board of Directors, as applicable, payable in equal monthly installments, in arrears beginning January 1, 2023:

•	$40,000 per year for service as a member of our Board of Directors;

•	$25,000 per year for service as our Lead Independent Director;

•	$20,000 per year for service as the chair of the Audit Committee and $10,000 per year for service as a member (other than as chair) of the Audit Committee;

•	$15,000 per year for service as the chair of the Compensation Committee and $7,500 per year for service as a member (other than as chair) of the Compensation Committee; and

•

$10,000 per year for service as the chair of the Nominating and Corporate Governance Committee and $5,000 per year for service as a member (other than as chair) of the Nominating and Corporate Governance Committee.

In addition, each non-employee director who is newly appointed in 2023 will be granted an initial option to purchase 28,200 shares of our common stock and 7,000 restricted stock units (“RSUs”). These options will vest on a three-year, monthly vesting schedule and the RSUs will vest annually over a three-year period. Additionally, on the date of the 2023 annual meeting, each continuing director shall be granted an option to purchase 14,100 shares of our common stock and 3,500 RSUs. These options and RSUs will fully vest on the one-year anniversary of the grant date for the equity award.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINATED CLASS II DIRECTORS.

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected PricewaterhouseCoopers LLP as our principal independent registered public accounting firm to perform the audit of our financial statements for the fiscal year ending December 31, 2023. PricewaterhouseCoopers LLP audited our financial statements for the fiscal years ended December 31 since 2019. We expect that representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will be able to make a statement if they so desire and will be available to respond to appropriate questions.

At the Annual Meeting, the stockholders are being asked to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023. Although ratification by stockholders is not required by law, our Audit Committee is submitting the selection of PricewaterhouseCoopers LLP to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. If this proposal does not receive the affirmative approval of a majority of the votes present in person or by proxy and entitled to vote on the proposal, the Audit Committee would reconsider the appointment. Notwithstanding its selection and even if our stockholders ratify the selection, our Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in our best interests and the interests of our stockholders.

The following table presents fees for professional audit services rendered by PricewaterhouseCoopers LLP for the audit of our annual financial statements for the years ended December 31, 2022 and 2021.

Principal Accountant Fees and Services

Fees Billed	Fiscal Year 2022	Fiscal Year 2021
Audit fees(1)	$2,142,155	$1,080,500
Audit-related fees(2)	—	—
Tax fees(3)	—	143,973
All other fees(4)	992	87,320

Total fees	$2,143,147	$1,311,793

(1)

“Audit Fees” represents fees incurred for professional services rendered in connection with the audit of our annual consolidated financial statements, review of our quarterly financial statements presented in our quarterly reports on Form 10 Q, issuance of comfort letters, and services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years.

(2)	“Audit-related fees” consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements.
(3)	“Tax Fees” represents fees incurred for international and domestic tax studies, consulting and compliance.
(4)

“All other fees” represents fees incurred in providing miscellaneous permitted advisory services, including fees related to SOX compliance, and accessing our independent registered public accounting firm’s online research database.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our Audit Committee generally pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. Our Audit Committee may also pre-approve particular services on a case-by-case basis. All of the services relating to the fees described in the table above were approved by our Audit Committee.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 2.

REPORT OF THE AUDIT COMMITTEE

The information contained in the following report of the Audit Committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by us under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, unless and only to the extent that we specifically incorporate it by reference.

The Audit Committee has reviewed and discussed with our management and PricewaterhouseCoopers LLP our audited financial statements as of and for the year ended December 31, 2022. The Audit Committee has also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (United States) and the U.S. Securities and Exchange Commission.

The Audit Committee has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to our Board of Directors that the audited financial statements as of and for the year ended December 31, 2022, be included in our Annual Report on Form 10-K for the year ended December 31, 2022, for filing with the U.S. Securities and Exchange Commission.

Submitted by the Audit Committee

Michelle Griffin (Chair)

William M. Greenman

Ross Haghighat

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company’s common stock as of March 1, 2023, by: (i) each of our directors and named executive officers; (ii) all executive officers and directors of the Company as a group; and (iii) all those known by the Company to be beneficial owners of more than five percent of its common stock.

Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power of that security, including options and warrants that are currently exercisable or exercisable within 60 days of March 1, 2023. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown that they beneficially own, subject to community property laws where applicable. Common stock subject to options and warrants currently exercisable or exercisable and restricted stock units that vest within 60 days of March 1, 2023, is deemed to be outstanding for computing the percentage ownership of the person holding these options, warrants or restricted stock units and the percentage ownership of any group of which the holder is a member but is not deemed outstanding for computing the percentage of any other person.

Our calculation of the percentage of beneficial ownership is based on shares of our common stock outstanding at March 1, 2023. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Chinook Therapeutics, Inc., 400 Fairview Avenue North, Suite 900, Seattle, WA 98109.

	Beneficial Ownership
Name of Beneficial Owner	Number	Percent
Directors and Named Executive Officers:
Eric Dobmeier(1)	1,256,256	1.91%
Tom Frohlich(2)	324,341	*
Andrew King(3)	249,392	*
Srinivas Akkaraju(4)	5,187,437	7.88%
Jerel Davis(5)	3,800,277	5.77%
Ross Haghighat(6)	83,997	*
William M. Greenman(7)	79,847	*
Michelle Griffin(8)	25,549	*
Dolca Thomas(9)	35,549	*
Mahesh Krishnan(10)	11,065	*
All executive officers and directors as a group (10 persons)(11)	11,053,710	16.79%
5% or Greater Stockholders:
Samsara BioCapital, L.P.(12)	5,161,888	7.84%
Frazier Life Sciences Management, L.P.(13)	4,052,510	6.15%
BlackRock, Inc.(14)	3,954,741	6.01%

*	Represents beneficial ownership of less than one percent.
(1)

Represents (i) 301,138 shares of common stock, of which 966 shares are unvested and subject to repurchase by us if Mr. Dobmeier ceases to provide service to us prior to the vesting of the shares and (ii) 955,118 shares of common stock subject to options that are exercisable within 60 days of March 1, 2023.

(2)	Represents (i) 150,777 shares of common stock and (ii) 173,564 shares of common stock subject to options that are exercisable within 60 days of March 1, 2023.
(3)	Represents (i) 19,492 shares of common stock shares and (ii) 229,900 shares of common stock subject to options that are exercisable within 60 days of March 1, 2023.
(4)

Represents (i) 5,161,888 shares of common stock held by Samsara BioCapital, L.P., or Samsara (ii) and 25,549 shares of common stock subject to options held by Dr. Akkaraju that are exercisable within 60 days of March 1, 2023. Dr. Akkaraju is the managing general partner of Samsara BioCapital, LLC, the general partner of Samsara and may be deemed to have voting and investment power over the shares held by Samsara. Dr. Akkaraju disclaims beneficial ownership of the shares held by Samsara except to the extent of his pecuniary interest therein. The address for Samsara is 628 Middlefield Road, Palo Alto, CA 94301.
(5)

Represents (i) 739,521 shares of common stock held by Dr. Davis, (ii) 2,105,107 shares of common stock held by Versant Venture Capital VII, L.P., (iii) 210,996 shares of common stock held by Versant Voyageurs I Parallel, L.P., (iv) 719,104 common shares held by Versant Voyageurs I, L.P., and (v) 25,549 shares of common stock subject to options held by Dr. Davis that are exercisable within 60 days of March 1, 2023. Dr. Davis is a managing director of Versant Ventures VII GP-GP, LLC, the ultimate general partner of Versant Venture Capital VII, L.P. and shares voting and investment power over the shares held by such fund with Bradley Bolzon, Robin Praeger, Thomas Woiwode and Clare Ozawa. Dr. Davis is a managing director of Versant Ventures VI GP-GP, LLC, the ultimate general partner of Versant Voyageurs I, L.P. and Versant Voyageurs I Parallel, L.P. and shares voting and investment power over the shares held by such funds with Bradley Bolzon, Robin Praeger, Thomas Woiwode and Clare Ozawa. The address for each of these entities and individuals is One Sansome, Suite 3630, San Francisco, CA 94104.

(6)	Represents (i) 24,248 shares of common stock and (ii) 59,749 shares underlying options to purchase common stock that are exercisable within 60 days of March 1, 2023.
(7)	Represents (i) 21,498 shares of common stock and (ii) 58,349 shares of common stock subject to options that are exercisable within 60 days of March 1, 2023.
(8)	Represents 25,549 shares of common stock subject to options that are exercisable within 60 days of March 1, 2023.
(9)

Represents (i) 10,000 shares of common stock and (ii) 25,549 shares of common stock subject to options that are exercisable within 60 days of March 1, 2023. Ms. Thomas is a venture partner with Samsara but does not have beneficial ownership over any shares held by Samsara.

(10)	Represents (i) 2,199 shares of restricted stock units subject to vesting and (ii) 8,866 shares of common stock subject to options that are exercisable within 60 days of March 1, 2023.
(11)

Includes 1,590,907 shares of common stock issuable upon exercise of options that are exercisable within 60 days of March 1, 2023, shares of restricted stock units subject to vesting within 60 days of March 1, 2023, or shares that are unvested and subject to repurchase by us if such person ceases to provide service to us prior to the vesting of the shares.

(12)

Represents 5,161,888 shares of common stock held by Samsara. Dr. Akkaraju, a member of Chinook’s board of directors, is the managing general partner of Samsara BioCapital, LLC, the general partner of Samsara and may be deemed to have voting and investment power over the shares held by Samsara. Dr. Akkaraju disclaims beneficial ownership of the shares held by Samsara except to the extent of his pecuniary interest therein. The address for Samsara is 628 Middlefield Road, Palo Alto, CA 94301.

(13)

Based solely on a Schedule 13G filed by Frazier Life Sciences Management, L.P. on February 14, 2023. Consists of 3,128,211 shares held by Frazier Life Sciences Public Fund, L.P. and 924,299 shares held by Frazier Life Sciences X., L.P. located at 70 Willow Road, Suite 200, Menlo Park, CA 94025.

(14)	Based solely on a Schedule 13G filed by BlackRock, Inc. on February 14, 2023. Consists of 3,954,741 shares held by BlackRock, Inc., located at 55 East 52nd Street, New York, NY 10055.

EXECUTIVE OFFICERS

The following table lists the names and ages, as of March 1, 2023, and positions of the individuals who serve as our executive officers:

Name	Age	Position
Executive Officers:
Eric Dobmeier	54	President, Chief Executive Officer and Director
Eric Bjerkholt	63	Chief Financial Officer
Tom Frohlich	47	Chief Operating Officer
Andrew King, BVMS, Ph.D.	43	Chief Scientific Officer
Andrew Oxtoby	49	Chief Commercial Officer

Executive Officers

Eric Dobmeier has served as our President, Chief Executive Officer and member of the Board of Directors since April 2019. Biographical information about Mr. Dobmeier is included under “Election of Class II Directors.”

Eric Bjerkholt has served as our Chief Financial Officer since November 2020. Mr. Bjerkholt served as the Chief Financial Officer of Aimmune Therapeutics, Inc., a biotechnology company developing treatments for food allergies from April 2017 to October 2020. From 2004 until April 2017, Mr. Bjerkholt held various roles at Sunesis Pharmaceuticals, Inc., a biopharmaceutical company developing oncology therapeutics, including as Executive Vice President, Corporate Development and Finance and Chief Financial Officer. Mr. Bjerkholt has served as a member of the board of directors of Graybug Vision, Inc., a biopharmaceutical company, since September 2020, and as a member of the board of directors of Cerus Corporation, a biotechnology company, since October 2018 and as chair of Cerus Corporation’s audit committee from March 2019 until February 2021. Mr. Bjerkholt holds a Cand. Oecon degree in Economics from the University of Oslo and an M.B.A. from Harvard Business School.

Tom Frohlich has served as our Chief Operating Officer since June 2021 and prior to that as our Chief Business Officer since January 2019. Since April 2018, Mr. Frohlich has also served as an Operating Principal and subsequently as an Entrepreneur in Residence at Versant Ventures, a healthcare investment firm. From April 2018 to December 2018, Mr. Frohlich served as the Senior Vice President of Business Development at Inception Sciences, Inc., a drug discovery engine co-founded with Versant Ventures. Prior to joining Inception Sciences, from 2014 to 2018, Mr. Frohlich held positions of increasing responsibility at Arbutus Biopharma (formerly Tekmira Pharmaceuticals), a publicly traded biopharmaceutical company, most recently as Vice President of Business Development from 2016 through 2018. Prior to joining Arbutus Biopharma, Mr. Frohlich worked internationally at Johnson & Johnson, a publicly traded pharmaceutical and consumer packaged goods company, from 2007 through 2014, and at Merck & Co., a publicly traded pharmaceutical company, from 1998 through 2006, in various roles leading commercial strategy across all stages of product development. Mr. Frohlich received a B.Sc. in Biochemistry from the University of Victoria and an M.B.A. from the University of Oxford.

Andrew King, BVMS, Ph.D. has served as our Chief Scientific Officer since June 2021 and prior to that as our Head of Renal Discovery and Translational Medicine since May 2019. From August 2018 through May 2019, Dr. King served as the Executive Vice President of Discovery at BIOAGE Labs, a private biotechnology company. From 2015 through August 2018, Dr. King served as the Senior Director of Discovery and Translational Biology at Ardelyx, Inc., a publicly traded biotechnology company, where he focused on delivering small molecule candidates for the treatment of cardio-renal diseases. Prior to Ardelyx, Inc., Dr. King was a Principal Research Scientist at AbbVie Inc., a publicly traded biopharmaceutical, from 2013 through 2015, where he led the Renal Discovery scientific strategy to treat chronic kidney disease. From 2008 to 2012, Dr. King held positions of increasing responsibility at Abbott Laboratories, a publicly traded biotechnology company. Dr. King received a B.Sc. in Veterinary Biology from Murdoch University in Australia, a BVMS from Murdoch University in Australia and a Ph.D. in Pharmacology from Michigan State University.

Andrew Oxtoby has served as our Chief Commercial Officer since February 2023. He most recently served as President and CEO of Aimmune Therapeutics, Inc., a biotechnology company developing treatments for food allergies, from October 2020 to December 2022, where he led the organization’s integration into its new parent company, Nestlé Health Science, and expanded Aimmune’s portfolio and therapeutic focus beyond food allergy into disease states related to gastrointestinal conditions. Prior to his role as President and CEO, he served as Aimmune’s Chief Commercial Officer from January 2019 to September 2020 with a focus on building the company’s commercial pipeline organization in both the United States and Europe. Before joining Aimmune, Mr. Oxtoby spent 16 years at Eli Lilly and Company, a pharmaceutical company, where he was responsible for the U.S. insulin business as Vice President of U.S. Diabetes Connected Care and Insulins from 2018 to 2019, after previously serving as Vice President of U.S. Diabetes Sales from 2017 to 2018. His previous roles at Lilly include Vice President of the International Oncology business, General Manager of the Netherlands operation as well as positions of increasing responsibility in finance, marketing and sales in the U.S. and Europe. Andrew holds an M.B.A. from Harvard Business School and a Bachelor of Science in Mechanical Engineering from Purdue University.

EXECUTIVE COMPENSATION

The following tables and accompanying narrative disclosure set forth information about the compensation provided to certain of our executive officers during the years ended December 31, 2022 and 2021. These executive officers, who include our principal executive officer and the two most highly-compensated executive officers (other than our principal executive officer) who were serving as executive officers at the end of the fiscal year ended December 31, 2022, were:

•	Eric Dobmeier, President and Chief Executive Officer;

•	Tom Frohlich, Chief Operating Officer; and

•	Andrew King, Chief Scientific Officer.

We refer to these individuals as our “named executive officers.”

SUMMARY COMPENSATION TABLE

The following table sets forth information regarding compensation awarded to or earned by the executive officers listed below during the years ended December 31, 2022 and 2021. We comply with the executive compensation disclosure rules applicable to “smaller reporting companies,” as such term is defined in the rules promulgated under the Securities Act, which require compensation disclosure for all individuals who served as our principal executive officer during the year, and the two most highly compensated executive officers other than our principal executive officer. These officers are referred to as our named executive officers.

Name and Principal Position	Year	Salary($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total($)
Eric Dobmeier President and Chief Executive Officer	2022	601,404	1,213,275	2,656,230	330,772	2,500	4,804,181
	2021	547,250	919,649	1,835,633	285,938	2,500	3,590,970
Tom Frohlich Chief Operating Officer	2022	446,803	505,200	885,410	178,721	1,920	2,018,055
	2021	415,171	308,947	975,513	164,333	1,954	1,865,918
Andrew King Chief Scientific Officer	2022	443,900	690,300	885,410	177,560	2,500	2,199,670
	2021	393,333	308,947	873,842	160,657	2,500	1,739,279

(1)

The amounts reported in the “Stock Awards” column represent the aggregate grant date fair value of restricted stock units and performance-based restricted stock units granted under our equity incentive plans to our named executive officers during the years ended December 31, 2022 and 2021 as computed in accordance with ASC 718. The assumptions used in calculating the grant date fair value of the restricted stock units and performance-based restricted stock units reported in the Stock Awards column are set forth in Note 2 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022. Note that the amounts reported in this column reflect the aggregate accounting cost for these stock awards, and do not necessarily correspond to the actual economic value that may be received by the named executive officers from the awards.

(2)

The amounts reported in the “Option Awards” column represent the aggregate grant date fair value of stock options granted under our equity incentive plans to our named executive officers during the years ended December 31, 2022 and 2021 as computed in accordance with ASC 718. The assumptions used in calculating the grant date fair value of the stock options reported in the Option Awards column are set forth in Note 2 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022. Note that the amounts reported in this column reflect the aggregate accounting cost for these stock options, and do not necessarily correspond to the actual economic value that may be received by the named executive officers from the options.
(3)	Represents the bonuses paid to the named executive officers in cash pursuant to our annual incentive program based on achievement of pre-established corporate goals.
(4)

Represents contributions to each officer’s 401(k) Plan or other retirement plan. Mr. Frohlich’s retirement contribution was converted to U.S. dollars from Canadian dollars based on the average exchange rate of $1.2795 in 2021 and $1.3019 in 2022.

2022 Equity Awards

Equity awards are granted to executive officers at the discretion of the Compensation Committee. In January 2022, the Compensation Committee granted options to purchase 300,000 shares of common stock to Eric Dobmeier, options to purchase 100,000 shares of common stock to Tom Frohlich, and options to purchase 100,000 shares of common stock to Andrew King. The stock options have an exercise price of $12.90 and vested as to one-fourth on January 31, 2023, and thereafter vest in equal monthly installments over 36 months. At the same time, the Compensation Committee also granted 75,000 restricted stock units, or RSUs, to Eric Dobmeier, 25,000 RSUs to Tom Frohlich and 25,000 RSUs to Andrew King. Dr. King also received a grant of 10,000 RSUs in July 2022. The RSUs vest as to one-third on each anniversary of the grant date of such award over a three-year period. The Compensation Committee also granted 11,300 performance-based RSUs to Eric Dobmeier, 8,400 performance-based RSUs to Tom Frohlich and 8,400 performance-based RSUs to Andrew King in October 2022. The performance-based RSUs vest as to 25% of the total performance stock units upon the submission of the New Drug Application for atrasentan with the FDA and thereafter 75% of the performance stock units vest upon the approval of atrasentan by the FDA, subject to time limitations for each event.

2022 Non-Equity Incentive Plan Compensation

Annual bonuses for our executive officers are based on the achievement of corporate performance objectives. The 2022 target bonus amounts, expressed as a percentage of annual base salary, for Mr. Dobmeier, Mr. Frolich and Dr. King were 55%, 40% and 40%, respectively. In January 2023, our Compensation Committee determined that approximately 120% of our 2022 corporate performance objectives were achieved and approved cash bonuses for the named executive officers in the amounts set forth in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” above.

Outstanding Equity Awards at December 31, 2022

The following table provides information regarding outstanding equity awards granted pursuant to our equity incentive plans held by our named executive officers as of December 31, 2022:

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Restricted Stock That Have Not Vested (#)	Market Value of Shares of Restricted Stock That Have Not Vested ($)
Eric Dobmeier	10/5/2020(1)	314,744	38,614	0.35	6/5/2029
	10/5/2020(2)	231,193	132,362	0.42	3/17/2030
	10/6/2020(3)	147,141	124,506	14.77	10/5/2030
	10/5/2020(4)					3,862	101,184
	10/6/2020(5)					30,797	806,881
	2/10/2021(6)	81,858	96,742	15.14	2/9/2031
	2/10/2021(7)					40,496	1,060,995
	1/31/2022(8)	—	300,000	12.90	1/30/2032
	1/31/2022(9)					75,000	1,965,000
	10/31/2022(10)					11,300	296,060
Tom Frohlich	10/5/2020(11)	12,957	30,890	0.42	3/17/2030
	10/6/2020(12)	64,887	54,906	14.77	10/5/2030
	10/6/2020(13)					13,581	355,822
	2/10/2021(14)	27,500	32,500	15.14	2/9/2031
	2/10/2021(15)					13,605	356,451
	6/07/2021(16)	11,250	18,750	17.59	6/6/2031
	1/31/2022(17)	—	100,000	12.90	1/30/2032
	1/31/2022(18)					25,000	655,000
	10/31/2022(19)					8,400	220,080
Andrew King	10/5/2020(20)	45,437	7,610	0.35	6/5/2029
	10/5/2020(21)	50,219	22,828	0.42	3/17/2030
	10/6/2020(22)	48,503	41,042	14.77	10/5/2030
	10/6/2020(23)					10,152	265,982
	2/10/2021(24)	27,500	32,500	15.14	2/9/2031
	2/10/2021(25)					13,605	356,451
	6/7/2021(26)	8,062	13,438	17.59	6/6/2031
	1/31/2022(27)	—	100,000	12.90	1/30/2032
	1/31/2022(28)					25,000	655,000
	7/29/2022(29)					10,000	262,000
	10/31/2022(30)					8,400	220,080

(1)

25 percent of the shares underlying the option vested on April 1, 2020, and 1/48th of the total shares underlying the option vest in equal monthly installments thereafter, subject to the executive’s continued service. This stock option was received in connection with the 2020 merger in exchange for an existing stock option award for shares of Chinook Therapeutics U.S., Inc.

(2)

25 percent of the shares underlying the option vested on March 6, 2021, and 1/48th of the total shares underlying the option vest in equal monthly installments thereafter, subject to the executive’s continued service. This stock option was received in connection with the Merger in exchange for an existing stock option award for shares of Chinook Therapeutics U.S., Inc.

(3)

25 percent of the shares underlying the option vested on October 6, 2021, and 1/48th of the total shares underlying the option vest in equal monthly installments thereafter, subject to the executive’s continued service.

(4)

Represents shares of common stock purchased by Mr. Dobmeier pursuant to the Chinook 2019 Plan, which are subject to a company repurchase right that lapsed with respect to 25 percent of the purchased shares on April 1, 2020, and with respect to 1/48th of the total purchased shares in equal monthly installments thereafter, subject to Mr. Dobmeier’s continued service. These shares were received in connection with the Merger in exchange for existing restricted stock of Chinook Therapeutics U.S., Inc.

(5)	1/3 of the RSUs vest in equal annual installments beginning on October 6, 2021.
(6)

25 percent of the shares underlying the option vested on February 10, 2022, and 1/48th of the total shares underlying the option vest in equal monthly installments thereafter, subject to the executive’s continued service.

(7)	1/3 of the RSUs vest in equal annual installments beginning on February 10, 2022.
(8)

25 percent of the shares underlying the option vested on January 31, 2023, and 1/48th of the total shares underlying the option vest in equal monthly installments thereafter, subject to the executive’s continued service.

(9)	1/3 of the RSUs vest in equal annual installments beginning on January 31, 2023.
(10)

25 percent of the performance-based RSUs vest upon the submission of the New Drug Application for atrasentan with the FDA and 75 percent of the performance-based RSUs vest upon the approval of atrasentan by the FDA, subject to time limitations for each event.

(11)

25 percent of the shares underlying the option vest on March 6, 2021, and 1/48th of the total shares underlying the option vest in equal monthly installments thereafter, subject to the executive’s continued service. This stock option was received in connection with the Merger in exchange for an existing stock option award for shares of Chinook Therapeutics U.S., Inc.

(12)

25 percent of the shares underlying the option vested on October 6, 2021, and 1/48th of the total shares underlying the option vest in equal monthly installments thereafter, subject to the executive’s continued service.

(13)	1/3 of the RSUs vest in equal annual installments beginning on October 6, 2021.
(14)

25 percent of the shares underlying the option vest on February 10, 2022, and 1/48th of the total shares underlying the option vest in equal monthly installments thereafter, subject to the executive’s continued service.

(15)	1/3 of the RSUs vest in equal annual installments beginning on February 10, 2022.
(16)

25 percent of the shares underlying the option vest on June 7, 2022, and 1/48th of the total shares underlying the option vest in equal monthly installments thereafter, subject to the executive’s continued service.

(17)

25 percent of the shares underlying the option vested on January 31, 2023, and 1/48th of the total shares underlying the option vest in equal monthly installments thereafter, subject to the executive’s continued service.

(18)	1/3 of the RSUs vest in equal annual installments beginning on January 31, 2023.
(19)

25 percent of the performance-based RSUs vest upon the submission of the New Drug Application for atrasentan with the FDA and 75 percent of the performance-based RSUs vest upon the approval of atrasentan by the FDA, subject to time limitations for each event.

(20)

25 percent of the shares underlying the option vested on May 6, 2020, and 1/48th of the total shares underlying the option vest in equal monthly installments thereafter, subject to the executive’s continued service. This stock option was received in connection with the Merger in exchange for an existing stock option award for shares of Chinook Therapeutics U.S., Inc.

(21)

25 percent of the shares underlying the option vested on March 6, 2021, and 1/48th of the total shares underlying the option vest in equal monthly installments thereafter, subject to the executive’s continued service. This stock option was received in connection with the Merger in exchange for an existing stock option award for shares of Chinook Therapeutics U.S., Inc.

(22)

25 percent of the shares underlying the option vested on October 6, 2021, and 1/48th of the total shares underlying the option vest in equal monthly installments thereafter, subject to the executive’s continued service.

(23)	1/3 of the RSUs vest in equal annual installments beginning on October 6, 2021.
(24)

25 percent of the shares underlying the option vest on February 10, 2022, and 1/48th of the total shares underlying the option vest in equal monthly installments thereafter, subject to the executive’s continued service.

(25)	1/3 of the RSUs vest in equal annual installments beginning on February 10, 2022.
(26)

25 percent of the shares underlying the option vest on June 7, 2022, and 1/48th of the total shares underlying the option vest in equal monthly installments thereafter, subject to the executive’s continued service.

(27)

25 percent of the shares underlying the option vested on January 31, 2023, and 1/48th of the total shares underlying the option vest in equal monthly installments thereafter, subject to the executive’s continued service.

(28)	1/3 of the RSUs vest in equal annual installments beginning on July 31, 2023.
(29)	1/3 of the RSUs vest in equal annual installments beginning on January 31, 2023.
(30)

25 percent of the performance-based RSUs vest upon the submission of the New Drug Application for atrasentan with the FDA and 75 percent of the performance-based RSUs vest upon the approval of atrasentan by the FDA, subject to time limitations for each event.

Employment Arrangements

Each of our named executive officers’ employment is “at will” and may be terminated at any time. Below is a description of our employment agreements or offer letters, as applicable, with each of our named executive officers for the year ended December 31, 2022.

Eric Dobmeier

In October 2020, we entered into a new employment agreement with Mr. Dobmeier setting forth the terms of his employment. Pursuant to his employment agreement, Mr. Dobmeier will receive an annual base salary of $630,000 in 2023 and will be eligible to receive an annual performance bonus with a target amount equal to 55 percent of his base salary. In the event that Mr. Dobmeier experiences a termination of his employment without “cause” or he resigns for “good reason” outside of the “change in control period” (as such terms are defined in Mr. Dobmeier’s employment agreement), provided that he executes and makes effective a release of claims against the Company and its affiliates, Mr. Dobmeier will become entitled to (i) an amount equal to twelve months’ annual base salary, payable in a lump sum, (ii) an amount equal to any annual bonus for any completed calendar year, to the extent earned but not yet paid at the time of such termination, and (iii) premium payments for continued healthcare coverage for a period of twelve months.

In the event that Mr. Dobmeier experiences a termination of his employment without cause or he resigns for good reason during the change in control period, provided that he executes and makes effective a release of claims against the Company and its affiliates, Mr. Dobmeier will become entitled to (i) an amount equal to eighteen months’ annual base salary and 150 percent of his target annual performance bonus, payable in a lump sum, (ii) an amount equal to any annual bonus for any completed calendar year, to the extent earned but not yet paid at the time of such termination; (iii) premium payments for continued healthcare coverage for a period of eighteen months; and (iv) accelerated vesting of each outstanding unvested equity award, provided that any performance-based vesting criteria will be treated in accordance with the applicable award agreement or other applicable equity incentive plan governing the terms of such equity award.

Tom Frohlich

In October 2020, we entered into a new employment agreement with Mr. Frohlich setting forth the terms of his employment. Pursuant to his employment agreement, Mr. Frohlich will receive an annual base salary of $470,000 in 2023 (which will be converted to Canadian Dollars (CAD)), and will be eligible to receive annual performance bonuses with target amounts equal to 40 percent of his base salary. In the event that Mr. Frohlich experiences a termination of his employment without “cause” or resigns for “good reason” outside of the “change in control period” (as such terms are defined in Mr. Frohlich’s employment agreement), provided that he executes and makes effective a release of claims against the Company and its affiliates, Mr. Frohlich will become entitled to (i) an amount equal to twelve months’ annual base salary, payable in a lump sum, (ii) an amount equal to any annual bonus for any completed calendar year, to the extent earned but not yet paid at the time of such termination, and (iii) premium payments for continued healthcare coverage for a period of twelve months.

In the event that Mr. Frohlich experiences a termination of his employment without cause or resigns for good reason during the change in control period, provided that he executes and makes effective a release of claims against the Company and its affiliates, Mr. Frohlich will become entitled to an amount equal to (i) eighteen months’ annual base salary and 100 percent of his target annual performance bonus, payable in a lump sum, (ii) an amount equal to any annual bonus for any completed calendar year, to the extent earned but not yet paid at the time of such termination; (iii) premium payments for continued healthcare coverage for a period of eighteen months; and (iv) accelerated vesting of each outstanding unvested equity award, provided that any performance-based vesting criteria will be treated in accordance with the applicable award agreement or other applicable equity incentive plan governing the terms of such equity award.

Andrew King

In October 2020, we entered into a new employment agreement with Dr. King setting forth the terms of his employment. Dr. King will receive an annual base salary of $470,000 in 2023 and will be eligible to receive an annual performance bonus with a target amount equal to 40 percent of his base salary. In the event that Dr. King experiences a termination of his employment without “cause” or resigns for “good reason” outside of the “change in control period” (as such terms are defined in Dr. King’s employment agreement), provided that he executes and makes effective a release of claims against the Company and its affiliates, Dr. King will become entitled to (i) an amount equal to twelve months’ annual base salary, payable in a lump sum, (ii) an amount equal to any annual bonus for any completed calendar year, to the extent earned but not yet paid at the time of such termination, and (iii) premium payments for continued healthcare coverage for a period of twelve months.

In the event that Dr. King experiences a termination of his employment without cause or resigns for good reason during the change in control period, provided that he executes and makes effective a release of claims against the Company and its affiliates, Dr. King will become entitled to an amount equal to (i) eighteen months’ annual base salary and 100 percent of his target annual performance bonus, payable in a lump sum, (ii) an amount equal to any annual bonus for any completed calendar year, to the extent earned but not yet paid at the time of such termination; (iii) premium payments for continued healthcare coverage for a period of eighteen months; and (iv) accelerated vesting of each outstanding unvested equity award, provided that any performance-based vesting criteria will be treated in accordance with the applicable award agreement or other applicable equity incentive plan governing the terms of such equity award.

Pay Versus Performance

In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our principal executive officer (“PEO”) and Non-PEO named executive officers (“Non-PEO NEOs”) and our performance for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

Year	Summary Compensation Table Total for Eric Dobmeier(1) ($)	Compensation Actually Paid to Eric Dobmeier(1)(2)(3) ($)	Average Summary Compensation Table Total for Non-PEO NEOs(1) ($)	Average Compensation Actually Paid to Non-PEO NEOs(1)(2)(3) ($)	Value of Initial Fixed $100 Investment based on: TSR(4) ($)	Net Income ($ Millions)
(a)	(b)	(c)	(d)	(e)	(f)	(h)
2022	4,804,181	14,010,006	2,108,863	5,198,520	165.20	(188)
2021	3,590,970	3,553,022	1,802,599	1,711,076	102.84	(103)

(1)	Eric Dobmeier was our PEO for each year presented. The individuals comprising the Non-PEO NEOs for each year presented are listed below.

2021	2022
Tom Frohlich	Tom Frohlich
Andrew King	Andrew King

(2)

The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by our NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.

(3)

Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for our PEO and Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards and Option Awards column are the totals from the Stock Awards and Option Awards columns set forth in the Summary Compensation Table.

Year	Summary Compensation Table Total for Eric Dobmeier ($)	Exclusion of Stock Awards and Option Awards for Eric Dobmeier ($)	Inclusion of Equity Values for Eric Dobmeier ($)	Compensation Actually Paid to Eric Dobmeier ($)
2022	4,804,181	(3,869,505)	13,075,330	14,010,006
2021	3,590,970	(2,755,282)	2,717,334	3,553,022

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Stock Awards and Option Awards for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2022	2,108,863	(1,483,160)	4,572,818	5,198,521
2021	1,802,599	(1,233,625)	1,142,102	1,711,076

The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Eric Dobmeier ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Eric Dobmeier ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Eric Dobmeier ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Eric Dobmeier ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Eric Dobmeier ($)	Total - Inclusion of Equity Values for Eric Dobmeier ($)
2022	8,411,137	4,377,240	0	286,953	0	13,075,330
2021	2,993,679	157,701	0	(434,046)	0	2,717,334

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting- Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)
2022	3,069,324	1,400,960	0	102,534	0	4,572,818
2021	1,268,503	25,805	0	(152,206)	0	1,142,102

(4)

The Company TSR assumes $100 was invested in the Company for the period starting December 31, 2020 through the end of the listed year. Historical stock performance is not necessarily indicative of future stock performance.

Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Company Total Shareholder Return (“TSR”)

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and our cumulative TSR over the two most recently completed fiscal years.

Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Income

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and our net income during the two most recently completed fiscal years.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2022:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and RSUs		Weighted- Average Exercise Price of Outstanding Options	Number of Securities Remaining for Issuance under Equity Compensation Plans
Equity compensation plans approved by stockholders	7,703,392	(1)	$12.23	1,745,028	(2)(3)
Equity compensation plans not approved by stockholders(4)	599,086		14.92	—

Total	8,302,478		$12.49	1,745,028

(1)

Includes securities issuable under our 2009 Stock Incentive Plan (the “2009 Plan”), the 2015 Equity Incentive Plan (the “2015 Plan”) and our 2019 Equity Incentive Plan (the “2019 Plan”). Excludes purchase rights accruing under our 2015 Employee Stock Purchase Plan (the “ESPP”).

(2)

Includes 13,221, 621,622 and 1,110,185 shares of common stock available for issuance under the 2019 Plan, the 2015 Plan and the ESPP, respectively, as of December 31, 2021. Shares under the 2009 Plan that expire, terminate or are forfeited prior to exercise or settlement automatically become available for issuance under the 2015 Plan.

(3)

The number of shares of common stock reserved for issuance pursuant to equity awards under the 2015 Plan will automatically increase January 1 of each year for a period of up to ten years, commencing on January 1, 2016 and continuing through and including January 1, 2025 by the lesser of (i) the amount equal to four percent of the number of shares issued and outstanding on December 31 immediately prior to the date of increase or (ii) such lower number of shares as may be determined by the Board of Directors. The number of shares of common stock reserved for issuance pursuant to the ESPP will automatically increase January 1 of each year for a period of up to ten years, commencing on January 1, 2016 and continuing through and including January 1, 2025 by the lesser of (i) the amount equal to one percent of the number of shares issued and outstanding on December 31 immediately prior to the date of increase or (ii) such lower number of shares as may be determined by the Board of Directors.

(4)	The Board of Directors have granted options to purchase 599,086 shares of Company common stock to employees as inducement to employment with us pursuant to Nasdaq Listing Rule 5635(c)(4).

PROPOSAL NO. 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act, we are including in this proxy statement the opportunity for our stockholders to vote to approve, on a non-binding, advisory basis, the compensation paid by us to our named executive officers as disclosed in this proxy statement. This non-binding advisory vote is commonly referred to as a “say on pay” vote. We are requesting that stockholders vote, in an advisory capacity, on our named executive officer compensation as disclosed in the “Executive Compensation” section of this proxy statement at the Annual Meeting.

We strongly encourage stockholders to review the information contained in the “Executive Compensation” section of this proxy statement. The Compensation Committee and the Board believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving its goals. We are asking you to indicate your support for the compensation of our Named Executive Officers as described in this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement.

“RESOLVED, that our stockholders approve, on a non-binding advisory basis, the compensation of the named executive officers, as disclosed in the proxy statement pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion and the other related disclosures.”

While the results of this advisory vote are not binding, the Compensation Committee will consider the outcome of the vote in deciding whether to take any action as a result of the vote and when making future compensation decisions for our named executive officers.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF PROPOSAL NO. 3

PROPOSAL NO. 4

APPROVAL OF AN AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

Section 102(b)(7) of the General Corporation Law of the State of Delaware was amended effective August 1, 2022 to authorize exculpation of officers of Delaware corporations. Specifically, the amendment permits Delaware corporations to exculpate their officers, in addition to their directors, for personal liability for breach of the duty of care in certain actions. This exculpation would not protect officers from liability for breach of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit. Nor would this exculpation shield such officers from liability for claims brought by or in the right of the corporation, such as derivative claims.

Our Board of Directors believes it is necessary to provide protection to officers to the fullest extent permitted by law in order to attract and retain highly-qualified senior leadership. The nature of the role of directors and officers often requires them to make decisions on crucial matters often in time-sensitive situations, which can create substantial risk of investigations, claims, actions, suits or proceedings seeking to impose liability on the basis of hindsight, especially in the current litigious environment and regardless of merit. Limiting concern about personal risk would empower both directors and officers to best exercise their business judgment in furtherance of stockholder interests. We expect competitor companies will likely adopt exculpation clauses that limit the personal liability of officers in their charters and failing to adopt the amendment could negatively affect our ability to recruit and retain high-caliber officer candidates.

The proposed amendment is not being proposed in response to any specific resignation, threat of resignation or refusal to serve by any director or officer. This protection has long been afforded to directors, and our Board of Directors believes that extending similar exculpation to its officers is fair and in the best interests of the Company and its stockholders. Accordingly, our Board of Directors has unanimously approved the proposed amendment of the Amended and Restated Certificate of Incorporation (the “Proposed Amended and Restated Certificate of Incorporation”) in the form attached hereto as Appendix A.

Timing and Effect of the Approval of the Proposed Amended and Restated Certificate of Incorporation

If our stockholders approve the Proposed Amended and Restated Certificate of Incorporation, our Board of Directors has authorized our officers to file the Certificate of Amendment with the Delaware Secretary of State, to become effective upon acceptance by the Delaware Secretary of State. Our Board of Directors intends to have that filing made if, and as soon as practicable after, this proposal is approved at this annual meeting.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF PROPOSAL NO. 4

PROPOSAL NO. 5

AMENDMENT OF THE COMPANY’S 2015 EQUITY INCENTIVE PLAN

Background of the Plan Amendment

On March 3, 2023, subject to stockholder approval, the Board adopted the Amended and Restated 2015 Equity Incentive Plan (the “Restated 2015 EIP”). If our stockholders do not approve the Plan Amendment Proposal (the “Plan Amendment Proposal”), then the 2015 Equity Incentive Plan will continue without the amendments in accordance with its terms. The purpose of the 2015 Equity Incentive Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to our success.

Amendment to the 2015 Equity Incentive Plan

The principal terms of the Restated 2015 EIP are summarized below. This summary is not a complete description of the Restated 2015 EIP, and it is qualified in its entirety by reference to the complete text of the Restated 2015 EIP document. The Restated 2015 EIP is attached as Appendix B to this proxy statement.

The following are the primary amendments to the 2015 Equity Incentive Plan contained in the Restated 2015 EIP:

•

an extension by five (5) years of the term of the evergreen provisions of the 2015 Equity Incentive Plan, which provide for automatic increases, on an annual basis, in the aggregate number of shares of Common Stock reserved for issuance under the Restated 2015 EIP, so that they will now expire on January 1, 2030;

•

modification of the evergreen provision such that the number of shares of stock reserved and available for issuance under the 2015 Incentive Plan shall be cumulatively increased as of January 1, 2024 and every January 1 thereafter ending on and including January 1, 2030 by the lesser of (i) five percent of the number of shares of stock issued and outstanding on the immediately preceding December 31 and (ii) the number approved by the Board;

•

amend the evergreen provision of the 2015 Equity Incentive Plan to provide that the Company’s outstanding pre-funded warrants shall be added to the outstanding classes of Common Stock to which the annual share replenishment will be applied;

•	add limits to the total compensation that may be awarded to the non-employee directors; and

•	certain clarifying changes.

Why We are Seeking Stockholder Approval of the Plan Amendment Proposal

Equity Compensation Is a Critical Element of Our Compensation Policy.

We believe that long-term incentive compensation programs align the interests of management, employees and stockholders to create long-term stockholder value. We strongly believe that the approval of the Restated 2015 EIP is essential to our continued success, because we otherwise may not have sufficient shares available under our 2015 Equity Incentive Plan to attract and retain new employees or to motivate and retain our existing employees. Specifically, we are expecting to report the topline results from our Phase 3 trial of atrasentan in the second half of 2023, which if positive, will result in our build-up of commercial infrastructure, including a salesforce and associated commercial personnel, to launch atrasentan. We are also initiating the Phase 3 trial of BION-1301 in mid-2023 requiring the addition of critical clinical development personnel and the continued development of our other programs, including CHK-336 and other pre-clinical programs. All of these activities require increased personnel to effectively execute and without available shares to attract such new employees and retain our current employees, the ability to complete such activities may be severely impacted.

Accordingly, approving the Restated 2015 EIP is in the best interest of our stockholders because equity awards help us to:

•	attract, motivate and retain talented employees to successfully execute on the above described business plans;

•	align employee and stockholder interests;

•	link employee compensation with company performance; and

•	maintain a culture based on employee stock ownership.

The Restated 2015 EIP Conforms to Best Practices in Equity Incentive Plans.

We believe the Restated 2015 EIP will conform to several best practices in equity incentive plans in that it:

•	contains:

•

a limitation of $750,000 on the grant date fair value of equity awards combined with cash compensation that may be granted to any non-employee director in any calendar year, increased to $1,500,000 to a newly appointed or elected non-employee director in the calendar year of his or her initial services;

•	a provision providing that any equity awards issued will be subject to any clawback or recoupment policies in effect or as may be amended or adopted from time to time; and

•

a limitation on the transferability of certain awards, since generally awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, except by will or the laws of descent and distribution.

•	does not contain:

•	single-trigger vesting acceleration rights, other than on a limited basis for non-employee directors; or

•	tax gross-ups.

Current 2015 Equity Incentive Plan Information.

•

As of January 31, 2023, there were 70,399,657 total shares of our Common Stock outstanding (including 4,642,854 shares that may be issued pursuant to pre-funded warrants). Also as of January 31, 2023, there were (i) 7,633,344 shares issuable upon the exercise of outstanding stock options with a weighted-average exercise price of $15.29 per share and weighted-average remaining term of 8.47 years, (ii) 1,754,525 shares subject to outstanding RSUs with no exercise price, (iii) 811,901 shares subject to outstanding PSUs with no exercise price, (iv) 1,132,963 shares available for grant under the 2015 Equity Incentive Plan and 1,456,565 shares available for grant under 2022 Employment Inducement Incentive Award Plan, and (v) 13,221 shares available for grant under the 2019 Stock Incentive Plan, (collectively, the 2015 Equity Incentive Plan, the 2022 Employment Inducement Incentive Award Plan and the 2019 Stock Incentive Plan, the “Equity Plans”). The last reported sales price of our Common Stock on the Nasdaq Stock Market on January 31, 2023, was $25.27.

We Carefully Consider and Forecast Our Need for Shares.

Our Compensation Committee thoughtfully administers our equity incentive programs to manage potential stockholder dilution and to this end our Compensation Committee considered both our “burn rate” and our “overhang” in evaluating the impact of the Restated 2015 EIP on our stockholders.

Grant Practices.

We define “burn rate” as the number of equity awards granted during the year, divided by the weighted-average total number of shares of Common Stock outstanding as of the end of each applicable fiscal year. The burn rate measures the potential dilutive effect of our outstanding equity grants. During the past three fiscal years, we granted equity awards under our Equity Plans as summarized in the chart below. Based on the numbers in the table below, our three-year average gross burn rate was approximately 6.4% for fiscal years 2020 through 2022, which falls between the 50th and 75th percentiles compared to our compensation peer group. This calculation of our burn rate is based on equity awards granted under our Equity Plans and does not include an adjustment for any shares returned to our Equity Plans or as a result of the forfeiture, lapse, repurchase or other termination of awards but includes the shares that may be issued pursuant to pre-funded warrants in the number of shares outstanding as of the end of the fiscal year.

Fiscal Year	Options Granted	RSUs Granted	Burn Rate
2020(1)	3,019,582	440,990	8.2%
2021	1,498,853	588,279	4.6%
2022	2,405,169	1,792,441	6.5%

(1)	Chinook merged with Aduro Biotech, Inc. in October 2020.

Potential Dilution.

We define “overhang” as the stock options outstanding but not exercised and outstanding full value awards (which include RSUs), plus shares available to be granted as equity awards, divided by the total number of shares of Common Stock outstanding, including pre-funded warrants. The overhang measures the potential dilutive effect of outstanding equity awards under our Equity Plans plus shares available for grant under our Equity Plans. Please see the table below for a breakdown of these categories as of January 31, 2023. Based on the values included in the table below, our fully-diluted overhang rate as of January 31, 2023 was 15%, which we believe is reasonable following review of peer information and certain independent shareholder advisory group policies. Estimated overhang dilution rates noted herein include outstanding options and full value awards, with performance-based awards included at “target” (or at “maximum” if there is no “target”), issued under the 2015 Equity Incentive Plan, and do not include an adjustment for any shares returned to our Equity Plans or as a result of the forfeiture, lapse, repurchase or other termination of awards.

Outstanding options under all plans	Weighted-average exercise price of options	Weighted-average remaining term of options (years)	Full value awards outstanding under all plans (including RSUs)	Number of shares available for grant under all plans
7,633,344	$15.29	8.47	2,566,426	2,602,749

Purpose of the Restated 2015 EIP

Our Board adopted the Restated 2015 EIP to provide a means to retain the services of our employees, directors, consultants, independent contractors and advisors, and those of any parent or subsidiary of ours, to attract and retain the new talent to our company that we will require to execute our strategy and grow our business, primarily, the expansion to a commercial sales organization, and to provide a means by which these eligible individuals may be given an opportunity to benefit from increases in the value of our Common Stock through the grant of equity awards, thereby aligning the long-term compensation and interests of those individuals with our stockholders.

We will continue to review our compensation plans and strategies as our business evolves and will continue to use equity and performance-based incentives to drive accountability by our leadership team and to reward for sustained strong performance. We believe that by extending the duration of the evergreen provisions under the Restated 2015 EIP will enable us to continue to provide competitive equity compensation to our employees and directors for the foreseeable future while continuing to comply with best practices for equity incentive plan grant practices.

Share Reserve

As of January 31, 2023, there were 1,132,963 shares of Common Stock available for future grant under our 2015 Equity Incentive Plan.

In addition, shares subject to stock awards granted under our 2015 Equity Incentive Plan that expire or terminate without being exercised in full, or that are paid out in cash rather than in shares, do not reduce the number of shares available for issuance under our 2015 Equity Incentive Plan. Additionally, shares issued pursuant to stock awards under our 2015 Equity Incentive Plan that we repurchase or that are forfeited, as well as shares used to pay the exercise price of a stock award or to satisfy the tax withholding obligations related to a stock award, become available for future grant under our 2015 Equity Incentive Plan

If stockholders approve the Restated 2015 EIP, among other things, the share reserve will increase with any future shares added pursuant to the Restated 2015 EIP’s “evergreen” provision until its expiration in January 2030.

Pursuant to the evergreen provision, the number of shares of Common Stock reserved for issuance under our 2015 Equity Incentive Plan has increased, or will increase, automatically on the first day of January of each of 2024 through 2030 by the lesser of (i) 5% of the total outstanding shares of our Common Stock as of the immediately preceding December 31 and (ii) the number of shares determined by our Board.

Additionally, if the stockholders approve the Restated 2015 EIP, the aggregate number of shares of our Common Stock that may be subject to awards granted to any one non-employee director pursuant to the plan in any calendar year shall not exceed such number of shares with an aggregate grant-date value that, when combined with cash compensation received for service as a Non-Employee Director, exceeds $750,000, increased to $1,500,000 in the calendar year of his or her initial services as a non-employee director.

In addition, the following shares of our Common Stock will be available for grant and issuance under our Restated 2015 EIP:

•	shares surrendered pursuant to an exchange program;

•

shares subject to an option or stock appreciation right granted under our Restated 2015 EIP that cease to be subject to the option or stock appreciation right for any reason other than exercise of the option or stock appreciation right;

•	shares subject to an award granted under our Restated 2015 EIP that are subsequently forfeited or repurchased by us at the original issue price; and

•	shares subject to an award granted under our Restated 2015 EIP that otherwise terminates without shares being issued.

To the extent an award under the Restated 2015 EIP is paid out in cash rather than shares, such cash payment will not result in reducing the number of shares available for issuance thereunder.

Eligibility

Our Restated 2015 EIP provides for the grant of awards to our employees, directors, non-employee directors and consultants, provided the directors, consultants, independent contractors, and advisors render services not in connection with the offer and sale of securities in a capital-raising transaction. As of March 1, 2023, we had seven non-employee directors, five executive officers, and approximately 240 other employees eligible to participate in the Restated 2015 EIP.

Administration

Our Restated 2015 EIP is administered by our Compensation Committee, all of the members of which are non-employee directors under applicable federal securities laws and outside directors as defined under applicable federal tax laws, or by our Board acting in place of our Compensation Committee. The Compensation Committee has the authority to construe and interpret our Restated 2015 EIP, grant awards, and make all other determinations necessary or advisable for the administration of the Restated 2015 EIP.

Equity Awards

The Restated 2015 EIP permits us to grant the following types of awards (“Awards”):

Stock Options. Options (“Options”) may be granted to participants in form of (i) Incentive Stock Options (“ISOs”) that comply with Section 422 of the Code and (ii) Nonstatutory Options (“NSOs”). The exercise price of each Option granted under the Restated 2015 EIP is determined by the Compensation Committee. The exercise price for Options, other than an Option granted as a substitute award or adjusted in connection with a recapitalization, in each case as allowed under the Restated 2015 EIP, cannot be less than 100% of the fair market value per share of our Common Stock as of the date of grant of the Option (or in the case of an ISO granted to an individual who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, its parent or any of its subsidiaries, 110% of the fair market value per share of our Common Stock on the date of grant).

Stock Appreciation Rights. Stock appreciation rights (“SARs”) provide for a payment or payments in cash or shares of our Common Stock to the holder based upon the difference between the fair market value of our Common Stock on the date of exercise and the stated exercise price at grant up to a maximum amount of cash or number of shares. The appreciation distribution payable on the exercise of a SAR will be not greater than an amount equal to the excess of (i) the aggregate fair market value (on the date of the exercise of the SAR) of a number of shares of our Common Stock equal to the number of our Common Stock equivalents in which the participant is vested under such SAR, and with respect to which the participant is exercising the SAR on such date, over (ii) the aggregate strike price of the number of our Common Stock equivalents with respect to which the participant is exercising the SAR on such date.

Restricted Stock Awards. A restricted stock award is an offer by us to sell shares of our Common Stock subject to restrictions, terms and conditions imposed by the Compensation Committee in its discretion. The price, if any, of a restricted stock award will be determined by the Compensation Committee. Unless otherwise determined by the Compensation Committee at the time of award, vesting will cease on the date the holder no longer provides services to us, and unvested shares will be forfeited to or repurchased by us following such termination.

Restricted Stock Units. A restricted stock unit award represents the right to receive shares of our Common Stock at a specified date in the future in consideration of the performance of services, but subject to the fulfillment of conditions as specified by the Compensation Committee. RSUs may be paid in shares of our Common Stock, cash or a combination thereof.

Other Stock-Based Awards. The Compensation Committee may grant Awards that are valued in whole or in part by reference to, or otherwise based on, shares of our Common Stock or factors that may influence the value of such shares of our Common Stock, including the appreciation in value thereof.

Performance-Based Awards. We believe our 2015 Plan permits the grant of performance-based stock and cash awards that may qualify as performance-based compensation that is not subject to the $1,000,000 limitation on the income tax deductibility imposed by Section 162(m) of the Code. Our compensation committee may structure awards so that the stock or cash will be issued or paid only following the achievement of certain pre-established performance goals during a designated performance period.

Our compensation committee may establish performance goals by selecting from one or more of the following performance criteria: (1) profit before tax; (2) billings; (3) revenues; (4) net revenues; (5) earnings (which may include earnings before interest and taxes, earnings before taxes, and net earnings); (6) operating income; (7) operating margin; (8) operating profit; (9) controllable operating profit, or net operating profit; (10) net profit; (11) gross margin; (12) operating expenses or operating expenses as a percentage of revenue; (13) net income; (14) earnings per share; (15) total stockholder return; (16) market share; (17) return on assets or net assets; (18) our stock price; (19) growth in stockholder value relative to a pre-determined index; (20) return on equity; (21) return on invested capital; (22) cash flow (including free cash flow or operating cash flows); (23) cash conversion cycle; (24) economic value added; (25) individual confidential business objectives; (26) contract awards or backlog; (27) overhead or other expense reduction; (28) credit rating; (29) strategic plan development and implementation; (30) succession plan development and implementation; (31) improvement in workforce diversity; (32) customer indicators; (33) new product invention or innovation; (34) attainment of research and development milestones; (35) improvements in productivity; (36) bookings; (37) initiation of phases of clinical trials and/or studies by specified dates; (38) regulatory body approval with respect to products, studies and/or trials; (39) patient enrollment dates; (40) commercial launch of products; and (41) to the extent that an award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by our board of directors or compensation committee.

Our compensation committee may establish performance goals on a company-wide basis, with respect to one or more business units, divisions, affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless otherwise specified by our board of directors (i) in the award agreement at the time the award is granted or (ii) in such other document setting forth the performance goals at the time the performance goals are established, our compensation committee will appropriately make adjustments in the method of calculating the attainment of the performance goals as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to GAAP; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of any “extraordinary items” as determined under GAAP; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by our company achieved performance objectives at targeted levels during the balance of a performance period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of our common stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under our bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under GAAP; (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under GAAP; (12) to exclude the effect of any other unusual, non-recurring gain or loss or other extraordinary item; (13) to exclude the effects of the timing of acceptance for review and/or approval of submissions to the FDA or any other regulatory body; and (14) to exclude the effects of entering into or achieving milestones involved in licensing joint ventures.

Changes to Capital Structure. In the event there is a specified type of change in our capital structure, such as a stock split, reverse stock split or recapitalization, appropriate adjustments will be made to: (1) the class and maximum number of shares reserved for issuance under our 2015 Plan; (2) the class and maximum number of shares by which the share reserve may increase automatically each year; (3) the class and maximum number of shares that may be issued upon the exercise of incentive stock options; (4) the class and maximum number of shares subject to stock awards that can be granted in a calendar year (as established under our 2015 Plan pursuant to Section 162(m) of the Code); and (5) the class and maximum number of shares and exercise price, strike price or purchase price, if applicable, of all outstanding stock awards.

Corporate transactions. Our 2015 Plan provides that in the event of certain specified significant corporate transactions, as defined under our 2015 Plan, each outstanding award will be treated as the administrator determines. The administrator may (1) arrange for the assumption, continuation or substitution of a stock award by a successor corporation; (2) arrange for the assignment of any reacquisition or repurchase rights held by us to a successor corporation; (3) accelerate the vesting, in whole or in part, of the stock award and provide for its termination prior to the transaction; (4) arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by us; (5) cancel or arrange for the cancellation of the stock award prior to the transaction in exchange for a cash payment, if any, determined by the board of directors; or (6) cancel or arrange for the cancellation of the stock award prior to the transaction in exchange for a payment, in such form as may be determined by our board of directors equal to the excess, if any, of the value of the property the participant would have received upon the exercise of the stock award immediately prior to the transaction over any exercise price payable by such holder in connection with such exercise. The plan administrator is not obligated to treat all stock awards or portions of stock awards, even those that are of the same type, in the same manner.

Plan amendment or termination. Our board of directors has the authority to amend, suspend, or terminate our 2015 Plan, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. No ISOs may be granted after the tenth anniversary of the date our board of directors adopted our 2015 Plan. No stock awards may be granted under our 2015 Plan while it is suspended or after it is terminated.

Interests of Certain Persons in the Amendment Proposal

Our executive officers and members of our Board have an interest in this proposal by virtue of their being eligible to receive equity awards under the Restated 2015 EIP.

It is not possible to determine the benefits that will be received by participants in the Restated 2015 EIP, including our NEOs and our non-employee directors, in the future because all grants are made in the discretion of our Board or our Compensation Committee. Neither our Board nor our Compensation Committee has approved any awards that are conditioned upon stockholder approval of the Restated 2015 EIP.

Other than as described herein, we do not believe that our executive officers or directors have substantial interests in this proposal that are different from or greater than those of any other of our stockholders.

Effect on Current Stockholders if the Plan Amendment Proposal is Not Approved

If our stockholders do not approve the Restated 2015 EIP, our plans to operate our business may be materially adversely affected because we otherwise may not have sufficient shares available under our 2015 Equity Incentive Plan to attract and retain new employees or to motivate and retain our existing employees in the future. This could require us to offer material cash-based incentives as well as annual cash incentive bonus plans for our eligible officers rather than utilizing performance awards to compete for talent, which could have a significant impact upon our quarterly results of operations and balance sheet. Moreover, this would not be competitive with most of our peer companies with which we compete for talent. We believe that a cash-based incentive program for all of our executive leadership would not have significant long-term retention value and would not serve to align our employees’ interests as closely with those of our stockholders in the absence of equity incentives.

Our future success depends heavily on our ability to attract and retain high caliber employees. The ability to grant equity awards is a necessary and powerful recruiting and retention tool for us to hire and motivate the quality personnel we need to compete. For these reasons, we request that our stockholders approve the Restated 2015 EIP.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF PROPOSAL NO. 5

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

From January 1, 2021 to the present, there have been the no transactions, and there are currently no proposed transactions, in which the amount involved exceeded or will exceed the lesser of $120,000 and 1% of our total assets, and to which we or any of our subsidiaries was (or is to be) a party and in which any director, director nominee, executive officer, holder of more than 5 percent of our capital stock, or any immediate family member of or person sharing the household with any of these individuals, had (or will have) a direct or indirect material interest, as well as the payments set forth under “Proposal No. 1 Election of Class II Directors” and “Executive Compensation” above.

Policies and Procedures for Related-Party Transactions

Our Board of Directors has adopted a written related person transactions policy. Under this policy, our executive officers, directors, nominees for election as a director, beneficial owners of more than 5 percent of our common stock, and any members of the immediate family of and any entity affiliated with any of the foregoing persons, are not permitted to enter into a material related person transaction with us without the review and approval of our Audit Committee, or our Nominating and Corporate Governance Committee in the event it is inappropriate for our Audit Committee to review such transaction due to a conflict of interest. The policy provides that any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5 percent of our common stock or with any of their immediate family members or affiliates in which the amount involved exceeds $120,000 will be presented to our audit committee for review, consideration and approval. In approving or rejecting any such proposal, our Audit Committee will consider the relevant facts and circumstances available and deemed relevant to the Audit Committee, including, but not limited to, the related party’s relationship to the Company and interest in the transaction and the potential impact on a director’s independence if the related party is a director.

ADDITIONAL INFORMATION

Stockholder Proposals to be Presented at Next Annual Meeting

Requirements for Stockholder Proposals to be Brought Before an Annual Meeting. Our bylaws provide that for stockholder nominations to our Board of Directors or other proposals to be considered at an annual meeting of stockholders, the stockholder must give timely notice thereof in writing to the Corporate Secretary at Chinook Therapeutics, Inc.

To be timely for our company’s annual meeting of stockholders to be held in 2024 (the “2024 Annual Meeting”), a stockholder’s notice must be delivered to or mailed and received by our Corporate Secretary at our principal executive offices not earlier than the close of business on February 10, 2024 and not later than the close of business on March 11, 2024. A stockholder’s notice to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the 2024 Annual Meeting the information required by applicable law and our bylaws. However, if the date of the 2024 Annual Meeting is more than 30 days before or more than 30 days after the one-year anniversary of the date of our 2023 Annual Meeting, for the stockholder notice to be timely, it must be so received not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by us.

Requirements for Stockholder Proposals to be Considered for Inclusion in our Proxy Materials. Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at our 2024 Annual Meeting must be received by us not later than December 30, 2023 in order to be considered for inclusion in our proxy materials for that meeting. A stockholder’s notice to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the 2024 Annual Meeting the information required by applicable law and our bylaws.

In addition to complying with the procedures of our bylaws, including the notice deadlines set forth above and therein, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees, other than the Company’s nominees, must also comply with the additional requirements of Rule 14a-19 under the Exchange Act.

Available Information

The Annual Report on Form 10-K is also available at https://investors.chinooktx.com/investor-overview.

“Householding” — Stockholders Sharing the Same Address

The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our Annual Report on Form 10-K and proxy materials, including the Notice of Internet Availability, unless the affected stockholder has provided other instructions. This procedure reduces printing costs and postage fees, and helps protect the environment as well.

We expect that a number of brokers with account holders who are our stockholders will be “householding” our Annual Report on Form 10-K and proxy materials, including the Notice of Internet Availability. A single Notice of Internet Availability and, if applicable, a single set of Annual Report on Form 10-K and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting their broker. Stockholders may revoke their consent at any time by contacting Computershare Trust Company, N.A. by email through their website at www.computershare.com/contactus or by phone at (800) 736-3001.

Upon written or oral request, we will undertake to promptly deliver a separate copy of the Notice of Internet Availability and, if applicable, Annual Report on Form 10-K and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice of Internet Availability and, if applicable, Annual Report on Form 10-K and other proxy materials, you may write our Investor Relations Department at Chinook Therapeutics, Inc., 400 Fairview Avenue North, Suite 900, Seattle, WA 98109, Attn: Investor Relations, submit a request on our website at https://www.chinooktx.com/ or call Noopur Liffick, VP, Investor Relations & Corporate Communications at (206) 485-7051.

Any stockholders who share the same address and currently receive multiple copies of our Notice of Internet Availability or Annual Report on Form 10-K and other proxy materials who wish to receive only one copy in the future can contact their bank, broker or other holder of record to request information about “householding” or our Investor Relations Department at the address or telephone number listed above.

OTHER MATTERS

Our Board of Directors does not presently intend to bring any other business before the meeting and, so far as is known to the Board of Directors, no matters are to be brought before the meeting except as specified in the notice of the meeting. As to any business that may arise and properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

APPENDIX A

CERTIFICATE OF AMENDMENT

TO THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

CHINOOK THERAPEUTICS, INC.

Aduro Biotech, Inc. (hereinafter called the “Company”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows:

1.    That the name of this Company is Chinook Therapeutics, Inc., and that this Company was originally incorporated pursuant to the DGCL on May 5, 2011 under the name Aduro Biotech, Inc. The Amended and Restated Certificate of Incorporation of the Company was filed with the Secretary of State of the State of Delaware on April 20, 2015, as amended (the “Amended and Restated Charter”).

2.    Amendment to Article VI.

(a)    Article VI of the Amended and Restated Charter is hereby amended and restated in its entirety as follows:

“VI.

A.    LIMITATION OF LIABILITY. To the fullest extent permitted by law, neither a director of the Company nor an officer of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, as applicable. Without limiting the effect of the preceding sentence, if the DGCL is hereafter amended to authorize the further elimination or limitation of the liability of a director or officer, then the liability of a director or officer of the Company shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

B.    INDEMNIFICATION. To the fullest extent permitted by applicable law, the Company is authorized to provide indemnification of (and advancement of expenses to) directors, officers and agents of the Company (and any other persons to which applicable law permits the Company to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise in excess of the indemnification and advancement otherwise permitted by such applicable law. If applicable law is amended after approval by the stockholders of this Article VI to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director to the company shall be eliminated or limited to the fullest extent permitted by applicable law as so amended.

C.    CHANGE IN RIGHTS. Neither any amendment nor repeal of this Article VI, nor the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with this Article VI, shall eliminate, reduce or otherwise adversely affect any limitation on the personal liability of a director or officer of the Company existing at the time of such amendment, repeal or adoption of such an inconsistent provision.

3.    That the foregoing amendment was duly adopted by the Board of Directors of the Company in accordance with Sections 141 and 242 of the DGCL and was approved by the holders of the requisite number of shares of capital stock of the Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment on this [__] day of [    ], 2023.

By:
Name:	Eric Dobmeier
Title:	Chief Executive Officer

APPENDIX B

AMENDED AND RESTATED 2015 EQUITY INCENTIVE PLAN

CHINOOK THERAPEUTICS, INC.

AMENDED AND RESTATED 2015 EQUITY INCENTIVE PLAN

ADOPTED BY THE BOARD OF DIRECTORS: MARCH 30, 2015

APPROVED BY THE STOCKHOLDERS: APRIL 1, 2015

IPO DATE/EFFECTIVE DATE: APRIL 15, 2015

AS AMENDED AND RESTATED ON JUNE [    ], 2023

1. GENERAL.

(a) Successor to and Continuation of Prior Plan.

(i) The Plan is the successor to and continuation of the Aduro Biotech 2009 Stock Incentive Plan, as amended (the “Prior Plan”). From and after 12:01 a.m. Pacific time on the Effective Date, no additional stock awards will be granted under the Prior Plan. All stock awards granted under the Prior Plan remain subject to the terms of the Prior Plan. All Awards granted on or after 12:01 a.m. Pacific Time on the Effective Date will be granted under the Plan.

(ii) Any shares that would otherwise remain available for future grants under the Prior Plan as of 12:01 a.m. Pacific Time on the Effective Date ceased to be available under the Prior Plan at such time. Instead, that number of shares of Common Stock equal to the number of shares of Common Stock of the Company then available for future grants under the Prior Plan (the “Prior Plan’s Available Reserve”) was added to the Share Reserve (as further described in Section 3(a) below) and became immediately available for grants and issuance pursuant to Stock Awards under the Plan, up to the maximum number set forth in Section 3(a) below.

(iii) From and after 12:01 a.m. Pacific time on the Effective Date, a number of shares of Common Stock equal to the total number of shares of Common Stock subject, at such time, to outstanding stock options granted under the Prior Plan that: (A) expire or terminate for any reason prior to exercise or settlement; (B) are forfeited or reacquired because of the failure to meet a contingency or condition required to vest such shares or are repurchased at the original issuance price; or (C) are otherwise reacquired or withheld (or not issued) to satisfy a tax withholding obligation in connection with an award (the “Returning Shares”) will immediately be added to the Share Reserve (as further described in Section 3(a) below) as and when such shares become Returning Shares (up to the maximum number set forth in Section 3(a)), and become available for issuance pursuant to Stock Awards granted hereunder.

(b) Eligible Award Recipients. Employees, Directors and Consultants are eligible to receive Awards.

(c) Available Awards. The Plan provides for the grant of the following Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Appreciation Rights (iv) Restricted Stock Awards, (v) Restricted Stock Unit Awards, (vi) Performance Stock Awards, (vii) Performance Cash Awards, and (viii) Other Stock Awards.

(d) Purpose. The Plan, through the granting of Awards, is intended to help the Company secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate, and provide a means by which the eligible recipients may benefit from increases in value of the Common Stock.

2. ADMINISTRATION.

(a) Administration by Board. The Board will administer the Plan. The Board may delegate administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b) Powers of Board. The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine: (A) who will be granted Awards; (B) when and how each Award will be granted; (C) what type of Award will be granted; (D) the provisions of each Award (which need not be identical), including when a person will be permitted to exercise or otherwise receive cash or Common Stock under the Award; (E) the number of shares of Common Stock subject to, or the cash value of, an Award; and (F) the Fair Market Value applicable to a Stock Award.

(ii) To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for administration of the Plan and Awards. The Board, in the exercise of these powers, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement or in the written terms of a Performance Cash Award, in a manner and to the extent it will deem necessary or expedient to make the Plan or Award fully effective.

(iii) To settle all controversies regarding the Plan and Awards granted under it.

(iv) To accelerate, in whole or in part, the time at which an Award may be exercised or vest (or at which cash or shares of Common Stock may be issued).

(v) To suspend or terminate the Plan at any time. Except as otherwise provided in the Plan or an Award Agreement, suspension or termination of the Plan will not materially impair a Participant’s rights under his or her then-outstanding Award without his or her written consent, except as provided in subsection (viii) below.

(vi) To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, by adopting amendments relating to Incentive Stock Options and certain nonqualified deferred compensation under Section 409A of the Code and/or to bring the Plan or Awards granted under the Plan into compliance therewith, subject to the limitations, if any, of applicable law. If required by applicable law or listing requirements, and except as provided in Section 9(a) relating to Capitalization Adjustments, the Company will seek stockholder approval of any amendment of the Plan that (A) materially increases the number of shares of Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan, (D) materially extends the term of the Plan, or (E) materially expands the types of Awards available for issuance under the Plan. Except as otherwise provided in the Plan or an Award Agreement, no amendment of the Plan will materially impair that Participant’s rights under an outstanding Award without his or her written consent.

(vii) To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (A) Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees, (B) Section 422 of the Code regarding “incentive stock options” or (C) Rule 16b-3.

(viii) To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more outstanding Awards. Except with respect to amendments that disqualify or impair the status of an Incentive Stock Option or as otherwise provided in the Plan or an Award Agreement, no amendment of an outstanding Award will materially impair that Participant’s rights under his or her outstanding Award without his or her written consent. To be clear, unless prohibited by applicable law, the Board may amend the terms of an Award without the affected Participant’s consent if necessary (A) to maintain the qualified status of the Award as an Incentive Stock Option, (B) to clarify the manner of exemption from, or to bring the Award into compliance with, Section 409A of the Code, or (C) to comply with other applicable laws or listing requirements.

(ix) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.

(x) To adopt such procedures and sub-plans as are necessary or appropriate to permit or facilitate participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States or allow Awards to qualify for special tax treatment in a foreign jurisdiction; provided, that Board approval will not be necessary for immaterial modifications to the Plan or any Award Agreement that are required for compliance with the laws of the relevant foreign jurisdiction.

(c) Delegation to Committee.

(i) General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee, as applicable). Any delegation of administrative powers will be reflected in resolutions, not inconsistent with the provisions of the Plan, adopted from time to time by the Board or Committee (as applicable). The Committee may, at any time, abolish the subcommittee and/or revest in the Committee any powers delegated to the subcommittee. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(ii) Section 162(m) and Rule 16b-3 Compliance. The Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3.

(d) Delegation to an Officer. The Board may delegate to one or more Officers the authority to do one or both of the following (i) designate Employees who are not Officers to be recipients of Options and SARs (and, to the extent permitted by applicable law, other Stock Awards) and, to the extent permitted by applicable law, the terms of such rights and options, and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Employees; provided, however, that the Board resolutions regarding such delegation will specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself. Any such Stock Awards will be granted on the form of Stock Award Agreement most recently approved for use by the Committee or the Board, unless otherwise provided in the resolutions approving the delegation authority. The Board may not delegate authority to an Officer who is acting solely in the capacity of an Officer (and not also as a Director) to determine the Fair Market Value (as defined below).

(e) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

3. SHARES SUBJECT TO THE PLAN.

(a) Share Reserve.

(i) Subject to Section 9(a) relating to Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards from and after the A&R Effective Date (as defined below) will not exceed the sum of (A) 6,134,292 shares (the “Share Reserve”) plus (B) the number of shares of Common Stock added thereto prior to or following the A&R Effective Date pursuant to the “evergreen” provision of Section 3(a)(ii), which number will be increased by the number of shares that are Returning Shares, as such shares become available from time to time, in an amount not to exceed 8,995,064 shares.

(ii) In addition, the Share Reserve will automatically increase on January 1st of each year, for the period commencing on (and including) January 1, 2024 and ending on (and including) January 1, 2030, in an amount equal to 5% of the total number of shares of Capital Stock outstanding on December 31st of the preceding calendar year. Notwithstanding the foregoing, the Board may act prior to January 1st of a given year to provide that there will be no January 1st increase in the Share Reserve for such year or that the increase in the Share Reserve for such year will be a lesser number of shares of Common Stock than would otherwise occur pursuant to the preceding sentence.

(iii) For clarity, the Share Reserve is a limitation on the number of shares of Common Stock that may be issued under the Plan. As a single share may be subject to grant more than once (e.g., if a share subject to a Stock

Award is forfeited, it may be made subject to grant again as provided in Section 3(b) below), the Share Reserve is not a limit on the number of Stock Awards that can be granted.

(iv) Shares may be issued in connection with a merger or acquisition as permitted by NASDAQ Listing Rule 5635(c) or, if applicable, NYSE Listed Company Manual Section 303A.08, AMEX Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of shares available for issuance under the Plan.

(b) Reversion of Shares to the Share Reserve. If a Stock Award or any portion of a Stock Award (including, for the avoidance of doubt, Awards granted prior to the A&R Effective Date) (i) expires or otherwise terminates without all of the shares covered by such Stock Award having been issued or (ii) is settled in cash (i.e., the Participant receives cash rather than stock), such expiration, termination or settlement will not reduce (or otherwise offset) the number of shares of Common Stock that may be available for issuance under the Plan. If any shares of Common Stock issued pursuant to a Stock Award are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required to vest such shares in the Participant, then the shares that are forfeited or repurchased will revert to and again become available for issuance under the Plan. Any shares reacquired by the Company in satisfaction of tax withholding obligations on a Stock Award or as consideration for the exercise or purchase price of a Stock Award will again become available for issuance under the Plan.

(c) Incentive Stock Option Limit. Subject to the provisions of Section 9(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options will be 30,671,460 shares of Common Stock.

(d) Non-Employee Director Limit. Subject to the provisions of Section 9(a) relating to Capitalization Adjustments, No Non-Employee Director may receive Awards under the Plan with an aggregate grant date fair value that, when combined with cash compensation received for service as a Non-Employee Director, exceeds $750,000 in a calendar year, increased to $1,500,000 in the calendar year of his or her initial services as a non-employee director. Awards granted to an individual while he or she was serving in the capacity as an Employee or while he or she was a Consultant but not a Non-Employee Director will not count for purposes of the limitations set forth in this Section 3.

(e) Section 162(m) Limitations. Subject to the provisions of Section 9(a) relating to Capitalization Adjustments, at such time as the Company may be subject to the applicable provisions of Section 162(m) of the Code: (i) a maximum of 2,000,000 shares of Common Stock subject to Options, SARs and Other Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least 100% of the Fair Market Value on the date the Stock Award is granted may be granted to any one Participant during any one calendar year, (ii) a maximum of 2,000,000 shares of Common Stock subject to Performance Stock Awards may be granted to any one Participant during any one calendar year (whether the grant, vesting or exercise is contingent upon the attainment during the Performance Period of the Performance Goals) and (iii) a maximum of $5,000,000 may be granted as a Performance Cash Award to any one Participant during any one calendar year. If a Performance Stock Award is in the form of an Option, it will count only against the Performance Stock Award limit. If a Performance Stock Award could (but is not required to) be paid out in cash, it will count only against the Performance Stock Award limit.

(f) Source of Shares. The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.

4. ELIGIBILITY.

(a) Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and 424(f) of the Code). Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants; provided, however, that Stock Awards may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company, as such term is defined in Rule 405 of the Securities Act, unless (i) the stock underlying such Stock Awards is treated as “service recipient stock” under Section 409A of the Code (for example, because the Stock Awards are granted pursuant to a corporate transaction such as a spin off transaction), (ii) the Company, in consultation with its legal counsel, has determined that such Stock Awards are otherwise exempt from Section 409A of the Code, or (iii) the Company, in consultation with its legal counsel, has determined that such Stock Awards comply with the distribution requirements of Section 409A of the Code.

(b) Ten Percent Stockholders. A Ten Percent Stockholder will not be granted an Incentive Stock Option unless the exercise price of such Option is at least 110% of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five years from the date of grant.

5. PROVISIONS RELATING TO OPTIONS AND STOCK APPRECIATION RIGHTS.

Each Option or SAR will be in such form and will contain such terms and conditions as the Board deems appropriate. All Options will be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, or if an Option is designated as an Incentive Stock Option but some portion or all of the Option fails to qualify as an Incentive Stock Option under the applicable rules, then the Option (or portion thereof) will be a Nonstatutory Stock Option. The provisions of separate Options or SARs need not be identical; provided, however, that each Award Agreement will conform to (through incorporation of provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:

(a) Term. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, no Option or SAR will be exercisable after the expiration of ten years from the date of its grant or such shorter period specified in the Award Agreement.

(b) Exercise Price. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, the exercise or strike price of each Option or SAR will be not less than 100% of the Fair Market Value of the Common Stock subject to the Option or SAR on the date the Award is granted. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price lower than 100% of the Fair Market Value of the Common Stock subject to the Award if such Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Corporate Transaction and in a manner consistent with the provisions of Section 409A of the Code and, if applicable, Section 424(a) of the Code. Each SAR will be denominated in shares of Common Stock equivalents.

(c) Purchase Price for Options. The purchase price of Common Stock acquired pursuant to the exercise of an Option may be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board will have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to use a particular method of payment. The permitted methods of payment are as follows:

(i) by cash, check, bank draft or money order payable to the Company;

(ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

(iii) by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

(iv) if an Option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company will accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued. Shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are reduced to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

(v) in any other form of legal consideration that may be acceptable to the Board and specified in the applicable Award Agreement.

(d) Exercise and Payment of a SAR. To exercise any outstanding SAR, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such SAR. The appreciation distribution payable on the exercise of a SAR will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the SAR) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under such SAR, and with respect to which the Participant is exercising the SAR on such date, over (B) the aggregate strike price of the number of Common Stock equivalents with respect to which the Participant is exercising the SAR on such date. The appreciation distribution may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Award Agreement evidencing such SAR.

(e) Transferability of Options and SARs. The Board may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Board will determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options and SARs will apply:

(i) Restrictions on Transfer. An Option or SAR will not be transferable except by will or by the laws of descent and distribution (or pursuant to subsections (ii) and (iii) below), and will be exercisable during the lifetime of the Participant only by the Participant. The Board may permit transfer of the Option or SAR in a manner that is not prohibited by applicable tax and securities laws. Except as explicitly provided in the Plan, neither an Option nor a SAR may be transferred for consideration.

(ii) Domestic Relations Orders. Subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to the terms of a domestic relations order or official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulations Section 1.421-1(b)(2). If an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.

(iii) Beneficiary Designation. Subject to the approval of the Board or a duly authorized Officer, a Participant may, by delivering written notice to the Company, in a form approved by the Company (or the designated broker), designate a third party who, on the death of the Participant, will thereafter be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, the executor or administrator of the Participant’s estate will be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. However, the Company may prohibit designation of a beneficiary at any time, including due to any conclusion by the Company that such designation would be inconsistent with the provisions of applicable laws.

(f) Vesting Generally. The total number of shares of Common Stock subject to an Option or SAR may vest and therefore become exercisable in periodic installments that may or may not be equal. The Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options or SARs may vary. The provisions of this Section 5(f) are subject to any Option or SAR provisions governing the minimum number of shares of Common Stock as to which an Option or SAR may be exercised.

(g) Termination of Continuous Service. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates (other than for Cause and other than upon the Participant’s death or Disability), the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Award as of the date of termination of Continuous Service) within the period of time ending on the earlier of (i) the date which occurs three months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the applicable Award Agreement) and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the applicable time frame, the Option or SAR will terminate.

(h) Extension of Termination Date. Except as otherwise provided in the applicable Award Agreement, if the exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause and other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option or SAR will terminate on the earlier of (i) the expiration of a total period of three months (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements, and (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement. In addition, unless otherwise provided in a Participant’s Award Agreement, if the sale of any Common Stock received upon exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause) would violate the Company’s insider trading policy, then the Option or SAR will terminate on the earlier of (i) the expiration of a period of days or months (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the sale of the Common Stock received upon exercise of the Option or SAR would not be in violation of the Company’s insider trading policy, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement.

(i) Disability of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date which occurs 12 months following such termination of Continuous Service (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the applicable time frame, the Option or SAR (as applicable) will terminate.

(j) Death of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if (i) a Participant’s Continuous Service terminates as a result of the Participant’s death, or (ii) the Participant dies within the period (if any) specified in the Award Agreement for exercisability after the termination of the Participant’s Continuous Service for a reason other than death, then the Option or SAR may be exercised (to the extent the Participant was entitled to exercise such Option or SAR as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance or by a person designated to exercise the Option or SAR upon the Participant’s death, but only within the period ending on the earlier of (i) the date which occurs 18 months following the date of death (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of such Option or SAR as set forth in the Award Agreement. If, after the Participant’s death, the Option or SAR is not exercised within the applicable time frame, the Option or SAR will terminate.

(k) Termination for Cause. Except as explicitly provided otherwise in a Participant’s Award Agreement or other individual written agreement between the Company or any Affiliate and the Participant, if a Participant’s Continuous Service is terminated for Cause, the Option or SAR will terminate immediately upon the date on which the event giving rise to the termination for Cause first occurred, and the Participant will be prohibited from exercising his or her Option or SAR from and after the date on which the event giving rise to the termination for

Cause first occurred (or, if required by law, the date of termination of Continuous Service). If a Participant’s Continuous Service is suspended pending an investigation of the existence of Cause, all of the Participant’s rights under the Option or SAR will also be suspended during the investigation period.

(l) Non-Exempt Employees. If an Option or SAR is granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, the Option or SAR will not be first exercisable for any shares of Common Stock until at least six (6) months following the date of grant of the Option or SAR (although the Award may vest prior to such date). Consistent with the provisions of the Worker Economic Opportunity Act, (i) if such non-exempt Employee dies or suffers a Disability, (ii) upon a Corporate Transaction in which such Option or SAR is not assumed, continued, or substituted, (iii) upon a Change in Control, or (iv) upon the Participant’s retirement (as such term may be defined in the Participant’s Award Agreement in another agreement between the Participant and the Company, or, if no such definition, in accordance with the Company’s then current employment policies and guidelines), the vested portion of any Options and SARs may be exercised earlier than six (6) months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay. To the extent permitted and/or required for compliance with the Worker Economic Opportunity Act to ensure that any income derived by a non-exempt employee in connection with the exercise, vesting or issuance of any shares under any other Stock Award will be exempt from the employee’s regular rate of pay, the provisions of this Section 5(l) will apply to all Stock Awards and are hereby incorporated by reference into such Stock Award Agreements.

6. PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS AND SARS.

(a) Restricted Stock Awards. Each Restricted Stock Award Agreement will be in such form and will contain such terms and conditions as the Board will deem appropriate. To the extent consistent with the Company’s bylaws, at the Board’s election, shares of Common Stock may be (x) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (y) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical. Each Restricted Stock Award Agreement will conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. A Restricted Stock Award may be awarded in consideration for (A) cash, check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of legal consideration (including future services) that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii) Vesting. Shares of Common Stock awarded under the Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.

(iii) Termination of Participant’s Continuous Service. If a Participant’s Continuous Service terminates, the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.

(iv) Transferability. Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement will be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board will determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.

(v) Dividends. A Restricted Stock Award Agreement may provide that any dividends paid on Restricted Stock will be subject to the same vesting and forfeiture restrictions as apply to the shares subject to the Restricted Stock Award to which they relate.

(b) Restricted Stock Unit Awards. Each Restricted Stock Unit Award Agreement will be in such form and will contain such terms and conditions as the Board will deem appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical. Each Restricted Stock Unit Award Agreement will conform to (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii) Vesting. At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.

(iii) Payment. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.

(iv) Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

(v) Dividend Equivalents. Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate.

(vi) Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.

(c) Performance Awards.

(i) Performance Stock Awards. A Performance Stock Award is a Stock Award (covering a number of shares not in excess of that set forth in Section 3(d) above) that is payable or that may be granted, may vest or may be exercised, contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Stock Award may, but need not, require the completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Committee (or, if not required for compliance with Section 162(m) of the Code, the Board), in its sole discretion. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board may determine that cash may be used in payment of Performance Stock Awards.

(ii) Performance Cash Awards. A Performance Cash Award is a cash award (for a dollar value not in excess of that set forth in Section 3(d) above) that is payable contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Cash Award may also require the completion of a specified period of Continuous Service. At the time of grant of a Performance Cash Award, the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Committee (or, if not required for compliance with Section 162(m) of the Code, the Board), in its sole discretion. The Board may specify the form of payment of Performance Cash Awards, which may be cash or other property, or may provide for a Participant to have the option for his or her Performance Cash Award, or such portion thereof as the Board may specify, to be paid in whole or in part in cash or other property.

(iii) Section 162(m) Compliance. Unless otherwise permitted in compliance with the requirements of Section 162(m) of the Code with respect to an Award intended to qualify as “performance-based compensation” thereunder, the Committee will establish the Performance Goals applicable to, and the formula for calculating the amount payable under, the Award no later than the earlier of (a) the date 90 days after the commencement of the applicable Performance Period, and (b) the date on which 25% of the Performance Period has elapsed, and in any event at a time when the achievement of the applicable Performance Goals remains substantially uncertain. Prior to the payment of any compensation under an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee will certify the extent to which any Performance Goals and any other material terms under such Award have been satisfied (other than in cases where such relate solely to the increase in the value of the Common Stock). Notwithstanding satisfaction of any completion of any Performance Goals, the number of shares of Common Stock, Options, cash or other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such Performance Goals may be reduced by the Committee on the basis of such further considerations as the Committee, in its sole discretion, will determine.

(d) Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof, may be granted either alone or in addition to Stock Awards provided for under Section 5 and the preceding provisions of this Section 6. Subject to the provisions of the Plan, the Board will have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

7. COVENANTS OF THE COMPANY.

(a) Availability of Shares. The Company will keep available at all times the number of shares of Common Stock reasonably required to satisfy then-outstanding Awards.

(b) Securities Law Compliance. The Company will seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained. A Participant will not be eligible for the grant of an Award or the subsequent issuance of cash or Common Stock pursuant to the Award if such grant or issuance would be in violation of any applicable securities law.

(c) No Obligation to Notify or Minimize Taxes. The Company will have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Stock Award. Furthermore, the Company will have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award.

8. MISCELLANEOUS.

(a) Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock pursuant to Awards will constitute general funds of the Company.

(b) Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the papering of the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.

(c) Stockholder Rights. No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to an Award unless and until (i) such Participant has satisfied all requirements for exercise of, or the issuance of shares of Common Stock under, the Award pursuant to its terms, and (ii) the issuance of the Common Stock subject to such Award has been entered into the books and records of the Company.

(d) No Employment or Other Service Rights. Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or will affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without Cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(e) Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee or takes an extended leave of absence) after the date of grant of any Award to the Participant, the Board has the right in its sole discretion to (x) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (y) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.

(f) Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds $100,000 (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with the rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(g) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, will be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Common Stock under the Award has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(h) Withholding Obligations. Unless prohibited by the terms of an Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lesser amount as may be necessary to avoid classification of the Stock Award as a liability for financial accounting purposes); (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant, including proceeds from the sale of shares of Common Stock issued pursuant to a Stock Award; or (v) by such other method as may be set forth in the Award Agreement.

(i) Electronic Delivery. Any reference herein to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access).

(j) Deferrals. To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code (to the extent applicable to a Participant). Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company. The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

(k) Compliance with Section 409A. Unless otherwise expressly provided for in an Award Agreement, the Plan and Award Agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A of the Code, and, to the extent not so exempt, in compliance with Section 409A of the Code. If the Board determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A of the Code, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent an Award Agreement is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Award Agreement. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded, and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) will be issued or paid before the date that is six (6) months following the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A of the Code, and any amounts so deferred will be paid in a lump sum on the day after such six (6) month period elapses, with the balance paid thereafter on the original schedule.

(l) Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the

Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of an event constituting Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or an Affiliate.

9. ADJUSTMENTS UPON CHANGES IN COMMON STOCK; OTHER CORPORATE EVENTS.

(a) Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(c), (iii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Sections 3(d), and (iv) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board will make such adjustments, and its determination will be final, binding and conclusive.

(b) Dissolution or Liquidation. Except as otherwise provided in the Stock Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service; provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

(c) Corporate Transaction. The following provisions will apply to Stock Awards in the event of a Corporate Transaction unless otherwise provided in the instrument evidencing the Stock Award or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of a Stock Award. In the event of a Corporate Transaction, then, notwithstanding any other provision of the Plan, the Board will take one or more of the following actions with respect to Stock Awards, contingent upon the closing or completion of the Corporate Transaction:

(i) arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Stock Award or to substitute a similar stock award for the Stock Award (including, but not limited to, an award to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction);

(ii) arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to the Stock Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);

(iii) accelerate the vesting, in whole or in part, of the Stock Award (and, if applicable, the time at which the Stock Award may be exercised) to a date prior to the effective time of such Corporate Transaction as the Board determines (or, if the Board does not determine such a date, to the date that is five (5) days prior to the effective date of the Corporate Transaction), with such Stock Award terminating if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction;

(iv) arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by the Company with respect to the Stock Award;

(v) cancel or arrange for the cancellation of the Stock Award, to the extent not vested or not exercised prior to the effective time of the Corporate Transaction, in exchange for such cash consideration, if any, as the Board, in its sole discretion, may consider appropriate; and

(vi) cancel or arrange for the cancellation of the Stock Award, to the extent not vested or not exercised prior to the effective time of the Corporate Transaction, in exchange for a payment, in such form as may be determined by the Board, equal to the excess, if any, of (A) the value of the property the Participant would have received upon the exercise of the Stock Award immediately prior to the effective time of the Corporate Transaction, over (B) any exercise price payable by such holder in connection with such exercise.

(vii) The Board need not take the same action or actions with respect to all Stock Awards or portions thereof or with respect to all Participants. The Board may take different actions with respect to the vested and unvested portions of a Stock Award.

(d) Change in Control. A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration will occur.

10. TERMINATION OR SUSPENSION OF THE PLAN.

(a) The Board may suspend or terminate the Plan at any time. No Incentive Stock Options may be granted after the tenth anniversary of the earlier of (i) the date the Plan is adopted by the Board (the “Adoption Date”), and (ii) the date the Plan is approved by the stockholders of the Company. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

11. EXISTENCE OF THE PLAN; TIMING OF FIRST GRANT OR EXERCISE.

The Plan originally became effective on the Effective Date. The amendment and restatement of this Plan as approved by the board of directors on March 3, 2023 will become effective on the date it is approved by the Company’s stockholders (the “A&R Effective Date”).

12. CHOICE OF LAW.

The law of the State of Delaware will govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.

13. DEFINITIONS. As used in the Plan, the following definitions will apply to the capitalized terms indicated below:

(a) “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Securities Act. The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(b) “Award” means a Stock Award or a Performance Cash Award.

(c) “Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award.

(d) “Board” means the Board of Directors of the Company.

(e) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Adoption Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large non-recurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(f) “Capital Stock” means each and every class of common stock of the Company, regardless of the number of votes per share and including shares of common stock underlying outstanding Pre-Funded Warrants.

(g) “Cause” will have the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term and, in the absence of such agreement, such term will mean, with respect to a Participant, the occurrence of any one or more of the following events: (i) Participant’s conviction of, or plea of nolo contendere to, any felony or to any crime or offense causing substantial harm to the Company or its Affiliates or involving acts of theft fraud, embezzlement, moral turpitude or similar conduct; (ii) Participant’s repeated intoxication by alcohol or drugs during the performance of Participant’s duties in a manner that materially and adversely affects Participant’s performance of such duties; (iii) malfeasance in the conduct of Participant’s duties, including, but not limited to (A) willful and intentional misuse or diversion of funds of the Company or its Affiliates, (B) embezzlement, (C) fraudulent or willful and material misrepresentations or concealments on any written reports submitted to the Company or its Affiliates, or (D) any unauthorized use or disclosure of any confidential information or trade secrets of the Company or any Affiliate; (iv) Participant’s material violation of any provision of an agreement between Participant and the Company; or (v) Participant’s material failure to perform the duties of Participant’s employment or engagement or material failure to follow or comply with the reasonable and lawful written directives of the Board or CEO of the Company or with the written employment policies of the Company. Cause shall be determined by the Administrator in its sole discretion.

(h) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control will not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company; (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities; or (C) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control will be deemed to occur;

(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than 50% of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

(iv) individuals who, on the date the Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member will, for purposes of this Plan, be considered as a member of the Incumbent Board.

For purposes of determining voting power under the term Change in Control, voting power shall be calculated by assuming the conversion of all equity securities convertible (immediately or at some future time) into shares entitled to vote, but not assuming the exercise of any warrant or right to subscribe to or purchase those shares. In addition, (A) the term Change in Control will not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, (B) the term Change in Control will not include a change in the voting power of any one or more stockholders as a result of the conversion of any class of the Company’s securities into another class of the Company’s securities having a different number of votes per share pursuant to the conversion provisions set forth in the Company’s Amended and Restated Certificate of Incorporation, and (C) the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant will supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition will apply. If required for compliance with Section 409A of the Code, in no event will a Change in Control be deemed to have occurred if such transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder). The Board may, in its sole discretion and without a Participant’s consent, amend the definition of “Change in Control” to conform to the definition of “Change in Control” under Section 409A of the Code, and the regulations thereunder.

(i) “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(j) “Committee” means a committee of one or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).

(k) “Common Stock” means the common stock of the Company, having one vote per share.

(l) “Company” means Chinook Therapeutics, Inc., a Delaware corporation.

(m) “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.

(n) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, in its sole discretion, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law. In addition, to the extent required for exemption from or compliance with Section 409A of the Code, the determination of whether there has been a termination of Continuous Service will be made, and such term will be construed, in a manner that is consistent with the definition of “separation from service” as defined under Treasury Regulation Section 1.409A-1(h) (without regard to any alternative definition thereunder).

(o) “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) the consummation of a sale or other disposition of all or substantially all, as determined by the Board, in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii) the consummation of a sale or other disposition of at least 90% of the outstanding securities of the Company;

(iii) the consummation of a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) the consummation of a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

To the extent required for compliance with Section 409A of the Code, in no event will an event be deemed a Corporate Transaction if such transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder).

(p) “Covered Employee” will have the meaning provided in Section 162(m)(3) of the Code.

(q) “Director” means a member of the Board.

(r) “Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months, as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

(s) “Effective Date” means April 14, 2015, the IPO Date.

(t) “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

(u) “Entity” means a corporation, partnership, limited liability company or other entity.

(v) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(w) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities.

(x) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock will be, unless otherwise determined by the Board, the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.

(ii) Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists.

(iii) In the absence of such markets for the Common Stock, the Fair Market Value will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.

(y) “Incentive Stock Option” means an option granted pursuant to Section 5 of the Plan that is intended to be, and qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.

(z) “IPO Date” means the date of the underwriting agreement between the Company and the underwriter(s) managing the initial public offering of the Common Stock, pursuant to which the Common Stock is priced for the initial public offering.

(aa) “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(bb) “Nonstatutory Stock Option” means any option granted pursuant to Section 5 of the Plan that does not qualify as an Incentive Stock Option.

(cc) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

(dd) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(ee) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement will be subject to the terms and conditions of the Plan.

(ff) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(gg) “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(d).

(hh) “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement will be subject to the terms and conditions of the Plan.

(ii) “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation,” and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(jj) “Own,” “Owned,” “Owner,” “Ownership” A person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(kk) “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

(ll) “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(mm) “Performance Cash Award” means an award of cash granted pursuant to the terms and conditions of Section 6(c)(ii).

(nn) “Performance Criteria” means the one or more criteria that the Committee (which to the extent that an Award is intended to comply with Section 162(m) of the Code shall consist solely of two or more Outside Directors in accordance with Section 162(m) of the Code) will select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that will be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Committee (which to the extent that an Award is intended to comply with Section 162(m) of the Code shall consist solely of two or more Outside Directors in accordance with Section 162(m) of the Code): (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) earnings before interest, taxes, depreciation, amortization and legal settlements; (v) earnings before interest, taxes, depreciation, amortization, legal settlements and other income (expense); (vi) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense) and stock-based compensation; (vii) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense), stock-based compensation and changes in deferred revenue; (viii) total stockholder return; (ix) return on equity or average stockholder’s equity; (x) return on assets, investment, or capital employed; (xi) stock price; (xii) margin (including gross margin); (xiii) income

(before or after taxes); (xiv) operating income; (xv) operating income after taxes; (xvi) pre-tax profit; (xvii) operating cash flow; (xviii) sales or revenue targets; (xix) increases in revenue or product revenue; (xx) expenses and cost reduction goals; (xxi) improvement in or attainment of working capital levels; (xxii) economic value added (or an equivalent metric); (xxiii) market share; (xxiv) cash flow; (xxv) cash flow per share; (xxvi) share price performance; (xxvii) debt reduction; (xxviii) implementation or completion of projects or processes; (xxix) employee retention; (xxx) stockholders’ equity; (xxxi) capital expenditures; (xxxii) debt levels; (xxxiii) operating profit or net operating profit; (xxxiv) workforce diversity; (xxxv) growth of net income or operating income; (xxxvi) billings; (xxxvii) bookings; (xxxviii) initiation or completion of phases of clinical trials and/or studies by specified dates; (xxxix) patient enrollment rates, (xxxx) budget management; (xxxxi) regulatory body approval with respect to products, studies and/or trials; (xxxxii) commercial launch of products; and (xxxxiii) to the extent that an Award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Board.

(oo) “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Board (i) in the Award Agreement at the time the Award is granted or (ii) in such other document setting forth the Performance Goals at the time the Performance Goals are established, the Board will appropriately make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under the Company’s bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to expensed under generally accepted accounting principles; (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles; (12) to exclude the effect of any other unusual, non-recurring gain or loss or other extraordinary item; (13) to exclude the effects of the timing of acceptance for review and/or approval of submissions to the Food and Drug Administration or any other regulatory body and (14) to exclude the effects of entering into or achieving milestones involved in licensing joint ventures. In addition, the Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for such Performance Period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement or the written terms of a Performance Cash Award.

(pp) “Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Stock Award or a Performance Cash Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.

(qq) “Performance Stock Award” means a Stock Award granted under the terms and conditions of Section 6(c)(i).

(rr) “Plan” means this Amended and Restated Chinook Therapeutics, Inc. 2015 Equity Incentive Plan.

(ss) “Pre-Funded Warrant” mean any warrant to acquire shares of Common Stock for a nominal exercise price.

(tt) “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).

(uu) “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement will be subject to the terms and conditions of the Plan.

(vv) “Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).

(ww) “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement will be subject to the terms and conditions of the Plan.

(xx) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(yy) “Securities Act” means the Securities Act of 1933, as amended.

(zz) “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 5.

(aaa) “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement will be subject to the terms and conditions of the Plan.

(bbb) “Stock Award” means any right to receive Common Stock granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, a Performance Stock Award or any Other Stock Award.

(ccc) “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement will be subject to the terms and conditions of the Plan.

(ddd) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and

(ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.

(eee) “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Affiliate.

SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 8, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/KDNY2023 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 8, 2023. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. CHINOOK THERAPEUTICS, INC. 400 FAIRVIEW AVE. NORTH 9TH FLOOR SEATTLE, WA 98109 1 Investor Address Line 1Investor Address Line 2 Investor Address Line 3 1 1 OF Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET 2 ANY CITY, ON A1A 1A1 NAME THE COMPANY NAME INC. - COMMON THE COMPANY NAME INC. - CLASS A THE COMPANY NAME INC. - CLASS B THE COMPANY NAME INC. - CLASS C THE COMPANY NAME INC. - CLASS D THE COMPANY NAME INC. - CLASS E THE COMPANY NAME INC. - CLASS F THE COMPANY NAME INC. - 401 K CONTROL # â†’ SHARES 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 PAGE 1 OF 2 x TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For Withhold For All To withhold authority to vote for any All All Except individual nominee(s), mark “For All Except” and write the number(s) of the The Board of Directors recommends you vote FOR the following: nominee(s) on the line below. 0 0 0 1. Election of Directors Nominees 01) Michelle Griffin 02) Eric Dobmeier The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5. 2. Ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. 3. Advisory vote on the compensation of the Company’s named executive officers. 4. Approval of the Company’s Amended and Restated Certificate of Incorporation. 5. Approval of the Company’s Amended and Restated 2015 Equity Incentive Plan. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. For Against Abstain 0 0 0 0 0 0 0 0 0 0 0 0 0000000000 0 2 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 JOB # Signature [PLEASE SIGN WITHIN BOX] Date SHARES CUSIP # SEQUENCE # Signature (Joint Owners) Date 0000607340_1 R1.0.0.6

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report and Stockholder Letter are available at www.proxyvote.com CHINOOK THERAPEUTICS, INC. Annual Meeting of Stockholders June 9, 2023 9:00 A.M. Pacific Daylight Time This proxy is solicited by the Board of Directors The stockholders hereby appoint Eric Dobmeier and Eric Bjerkholt, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of CHINOOK THERAPEUTICS, INC. that the stockholders are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 A.M. Pacific Daylight Time on June 9, 2023, virtually at www.virtualshareholdermeeting.com/KDNY2023, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. . 6 . 0 . 0 R1 _ 2 0000607340 Continued and to be signed on reverse side